Exhibit 4.15

Agreement on Purchase of

Existing Telecommunications Towers and Related Assets

by Issuing Shares and Paying Cash Consideration

This Agreement is made and entered into by and between the following Parties on the date of 14 October 2015 in Beijing, the People’s Republic of China (“China”).

Sellers:

Seller A:	China Mobile Communication Company Limited and its 31 Subsidiaries
Seller B:	China United Network Communications Corporation Limited and its 1 Subsidiary
Seller C:	China Telecom Corporation Limited

China Reform Corporation: China Reform Holdings Corporation Limited

And

Purchaser/Issuer: China Tower Corporation Limited

For the details of the Parties, please refer to Annex 1 hereto.

For the terms used herein, please refer to the definition and interpretation in Annex 2 hereto.

Whereas:

(A)	As at the date of this Agreement, China Tower has a registered capital of RMB 10 billion, whose business scope covers construction, maintenance and operation of telecommunications towers; also on construction, maintenance and operation of base station control rooms, power supplies and air conditioning as well as interior distribution systems; and maintenance of base station equipment. China Telecom Corporation Limited, China United Network Communications Corporation Limited, and China Mobile Communications Company Limited are shareholders of China Tower, respectively holding shares of 29.9%, 30.1%, and 40%.

(B)	For the purpose of building a resource-saving and environment-friendly society, reducing redundant building of telecommunications infrastructures, realizing intensive, scalized, professional and high-efficient operation of telecommunications tower resources, and facilitating sharing of such resources, the Sellers intend to sell to China Tower their existing telecommunication towers and related assets owned by the Sellers, and China Tower consents to purchase and receive, in accordance with the terms and conditions as agreed herein, such telecommunication towers and related assets (“Assets Transfer”), and to issue shares to China Reform Corporation for the purpose of raising fund so as to pay partial purchase consideration for such telecommunication towers and related assets, and China Reform Corporation consents to pay in cash in accordance with the terms and conditions agreed herein for subscribing for the shares issued by China Tower (“Investment Invitation”, the Investment Invitation and Asset Transfer are collectively referred to as the “Transaction”).

In this Agreement, All “Parties” refers to the Sellers, China Reform Corporation andthe Purchaser. the “Sellers and Purchaser” or the “Both Parties” refer to the Sellers and Purchaser. Seller A, Seller B and Seller C shall be deemed as one Party. China Reform Corporation shall be deemed as one Party, and the Purchaser shall be deemed as the other Party.

Now Therefore, for the purpose of this Transaction, upon friendly negotiations and based on equality and mutual interests, all the Parties agree as follows (“This Agreement”):

1.	Target Assets

1.1	The Sellers shall, in accordance with the terms and conditions agreed herein, sell to the Purchaser all assets as listed in Annex 3 hereto (the “Target Assets”);

1.2	The Sellers and the Purchaser will determine, via inventory check, the Final Target Asset Handover List.

2.	Transaction Consideration and Consideration for Share Subscription

2.1	According to the Asset Valuation Reports, the appraised value of the Target Assets to be transferred under this Agreement is RMB 213,892,800,900 in total. The details of the the appraised value of Target Assets of each Seller are listed in Annex 4. The appraised value, after having performed its filing in compliance with the relevant China laws and regulations, shall prevail.

2.2	The final Transaction Consideration shall be determined by the Sellers and the Purchaser in the following manner:

Transaction Consideration = Appraised value - Depreciation and amortization of the Appraised Assets between the Reference Date and the Completion Date - Value of reduced assets + Value of newly-added assets

Where:

(1)	The amount of depreciation and amortization shall be calculated with reference to the remaining useful life and the appraised value of the assets as set forth in the Valuation Reports;

(2)	The value of reduced assets includes the appraised assets that are in shortage upon stocktaking, scrapped or confirmed by all parties not to be handed over, receivables that have been recovered, and the corresponding appraised value of construction-in-progress which have already been completed; and

(3)	The value of newly-added assets include the corresponding book value of newly-added Target Assets and the corresponding appraised value of repaid liabilities, of which, the assets as setpower supplies and air conmmunication towers and related assets that, as at the Completion Date, fall within the definition of Target Assets in Annex 3 hereto and are beneficially owned by the Sellers, but have not been included in the scope of appraised assets, which include newly added fixed assets, construction-in-progress, construction materials, long-term deferred expenses, intangible assets and other telecommunications towers related assets that are acquired by the Seller, between the reference date and the Completion Date, and telecommunications towers related assets that are in excess upon on-site stocktaking by all parties at handover. Book value is determined by reference to the book value of the relevant assets on the Completion Date as recorded by the Seller in accordance with its usual accounting standards. For assets in excess upon stocktaking whose book value cannot be determined, the book value of similar assets shall be taken as reference.

2.3	Consideration for Share Subscription by China Reform Corporation

Consideration for Share Subscription by China Reform Corporation = Issuing Price per Share * Number of shares subscribed by China Reform Corporation

2.4	Each of the Parties agrees to confirm the final Transaction Consideration at the time when the Completion Confirmation is executed in accordance with Article 4.4 herein.

2.5	The Purchaser consents to pay the Transaction Consideration to the Sellers by the issuance of shares (“Share Consideration”) and in cash (“Cash Consideration”), and to issue new shares to China Reform Corporation to realize Investment Invitation, where:

(1)	The issuing Price per Share is RMB1.00. The shares shall be issued based upon the principles as stipulated in this Article as follows and subject to the reference of the existing telecommunication towers and related assets as sold by Seller C and China Telecommunications Group Corporation and its subsidiaries. Accordingly, the new shares to be issued by the Purchaser shall be no more than 135,028,630,000, where:

(i)	The Purchaser shall issue a maximum of 51,110,880,000 shares to Seller A (including Seller A1 to Seller A10) and Seller A shall subscribe for such shares with its partial Target Assets. Seller A shall make internal distribution on such shares to be subscribed among Seller A1 to Seller A10 based upon their respective value of Target Assets handed over. If the Transaction Consideration causes any changes in the injected assets due to any reconciliation of this Article 2, Seller A may, based upon the actual situation, reconcile to reduce the subscribing parties.

(ii)	The Purchaser shall issue a maximum of 37,743,050,000 shares to Seller B1 and Seller B1 shall subscribe for such shares with its partial Target Assets.

(iii)	The Purchaser shall issue a maximum of 37,472,990,000 shares to Seller C and Seller C shall subscribe for such shares with all of its Target Assets and RMB cash. Such RMB cash consideration for share subscription shall equal to the Transaction Consideration of the existing telecommunication towers and related assets transferred by China Telecommunications Group Corporation and its subsidiaries to the Purchaser.

(iv)	The Purchaser shall issue a maximum of 8,701,720,000 shares to China Reform Corporation and China Reform Corporation shall subscribe for such shares in cash.

(v)	Upon completion of issuance of the aforementioned shares, Seller A (including Seller A1 to Seller A10), Seller B1, Seller C and China Reform Corporation will hold 38.0%, 28.1%, 27.9% and 6.0% of the share capital of the Purchaser, respectively.

(2)	Seller C and China Reform Corporation shall pay their cash consideration for share subscription within 30 days upon determination of the Transaction Consideration in accordance with Article 2.4 herein.

(3)	The Purchaser shall pay in Cash Consideration to Seller A and Seller B for any and all differences between the Share Consideration and Transaction Consideration, among which:

(i)	The Purchaser will pay the first instalment of Cash Consideration of RMB5 billion to Seller A within 30 days after it has received the the subscription proceeds from China Reform Corporation.

(ii)	The Purchaser will pay the first instalment of Cash Consideration of RMB3 billion to Seller B within 30 days after it has received the the subscription proceeds from China Reform Corporation.

(iii)	The remaining balance of the Cash Consideration shall be settled on or before 31 December 2017. Interest shall accrue on the unpaid cash consideration from the day following the Completion Date and the interest rate is 90% of the one-year loan prime rate (LPR) for financial institutions as published by the People’s Bank of China on the Completion Date. The Purchaser shall pay the Sellers such interest on each 30 June and 31 December. And the Sellers consent that the Purchaser has the option to settle the Cash Consideration earlier.

2.6	Each of the Parties consents to complete share issuance and subscription within 30 days upon determination of the Transaction Consideration in accordance with Article 2.4 herein by the Sellers and the Purchaser, and the date on which the Share Subscription Agreement (Annex 5 hereto) is duly signed and executed by each of the Parties shall be the Completion Date for share issuance. The Purchaser will proceed with such formalities in relation to change of the Register of Members, amendment to the Articles of Association, filing of such change or amendment with competent AIC, and obtaining the Business License indicating increase of registered capital within 30 days upon completion of share issuance and subscription.

2.7	Unless otherwise notified in writing, one Party shall pay its cash consideration (if any) involved in this Transaction to the bank account designated by the Other Party. See Annex 6 hereto for particulars of the bank accounts designated by each of the Parties.

2.8	Upon completion of this Transaction, China Reform Corporation is entitled to nominate one (1) director.

3.	Conditions Precedent to Completion

3.1	Completion of the Transaction is subject to whether all of the following Conditions are satisfied or exempted:

(1)	All the statements and guarantees made by each of the Sellers on the signature date of this Agreement remain true, accurate, intact and all material respects do not mislead, be deceptive or omit;

(2)	Each of the Sellers has approved the Transaction in accordance with its constitutional documents; and for Seller B, such internal approval shall include the approval by and from Affiliates of China Unicom (Hong Kong) Limited and China United Network Communications Limited;

(3)	China Reform Corporation has approved the Transaction in accordance with its constitutional documents;

(4)	The Purchaser has approved the Transaction in accordance with its constitutional documents; and

(5)	The Transaction has been examined and approved by, and filed and registered with, all competent Chinese governmental authorities, including but not limited to any and all approvals by and from the Ministry of Commerce of China; and the Valuation Reports concerned have been filed with competent authorities in accordance with any and all applicable national laws and regulations.

As for the Conditions Precedent to Completion listed above, (i) those specified in Articles 3.1(1) and (2) shall be the Sellers’ Conditions Precedent; and (ii) those specified in Article 3.1(3) shall be China Reform Corporation’s Conditions Precedent; and (iii) those specified in Article 3.1 (4) shall be the Purchaser’s Conditions Precedent; and (iv) those specified in Article 3.1 (5) shall be mutual Conditions Precedent.

3.2	Each of the Parties consents to procure the Conditions Precedent as specified in Article 3.1 to be satisfied as soon as possible prior to the Completion Date.

3.3	If all of the aforementioned Conditions Precedent is not satisfied or exempted prior to the Completion Date, each of the Parties will otherwise consult to determine in writing the deadline to satisfy such Conditions Precedent, or the termination of this Agreement (except for the surviving articles). Under such circumstances, none of the Parties (or their Affiliate or Affiliates) shall lodge any claim of any nature against the other Party or Parties (or its/ their Affiliate or Affiliates) based upon this Agreement, except for those involving any right or liability arising prior to such termination or from any of the surviving articles.

4.	Completion and Handover

4.1	Each of the Parties hereby confirms that, unless otherwise agreed by each of the Parties, the ownership and risks in relation to the Target Assets shall be transferred on the date of 31 October 2015 (the “Completion Date”).

4.2	The Sellers and the Purchaser consent to cooperate and coordinate with each other to complete the Target Assets handover preparation. Unless otherwise agreed, the handover of the Target Assets shall be on the Completion Date.

4.3	Attribution of the Target Assets and Related Liabilities

(1)	Since the next day following the Completion Date, the Target Assets will be deemed as legally owned by the Purchaser. Unless otherwise agreed, on or before the Completion Date (including the Completion Date), any and all rights and interests in relation to the Target Assets shall be owned by the Sellers, and any and all obligations and liabilities in relation to the Target Assets shall be borne by the Sellers. After the Completion Date, any and all rights and interests in relation to the Target Assets shall be owned by the Purchaser, and any and all obligations and liabilities in relation to the Target Assets shall be borne by the Purchaser.

(2)	As for each single Cell Site, upon completion of onsite Handover, the Purchaser shall be responsible for the maintenance of telecommunications towers and related assets. Each of the Parties shall sign the Existing Telecommunications Tower Onsite Tangible Handover Form upon completion of cell-by-cell onsite Handover, so as to confirm the Handover of such assets and maintenance. The date on which the Existing Telecommunications Tower Onsite Tangible Handover Form is signed is the Handover Day.

(3)	Since the next day following the Completion Date, the Sellers are entitled to continue to use the telecommunications towers and related assets. Upon the service fee for the telecommunications towers and related assets is fixed by the Sellers and the Purchaser, the Sellers shall pay such service fees as of the next day following the Completion Date. Unless otherwise agreed by each of the Parties, any and all maintenance costs in relation to the telecommunications towers and related assets on or before the Completion Date shall be borne by the Sellers, and shall be borne by the Purchaser after the Completion Date.

4.4	The Sellers and the Purchaser shall conduct the Handover of Target Assets according to the Handover Plan in Annex 7 hereto. The Sellers and the Purchaser consent:

(1)	The Sellers and the Purchaser shall complete the Handover within 30 days after the Completion Date (or any other date as agreed by each of the Parties), and sign the headquarter-level Handover Confirmation. Prior to signing the said Confirmation, the core handover matters (please see Subparagraph (5) of Article 5.1.3 specified in Annex 7 hereto) shall be substantially completed and its successive matters be arranged.

(2)	In case it fails to complete the whole Handover before such timeframe, the Sellers and the Purchaser consent to continue to complete the Handover in accordance with Annex 7 hereto, or to deal with it according to the Confirmation arranged by the Sellers and the Purchaser.

(3)	If the Sellers and the Purchaser fail to complete the Handover of any Cell Site (if any) within 2 months after the Completion Date, the headquarters of such Parties shall consult with each other and find out a solution.

4.5	Special Covenants

(1)	The Sellers and the Purchaser shall mutually proceed the transfer of any related house ownership certificate and land use right. As for those land and premises assets within the scope of the Target Assets and the Sellers have disclosed in the Transaction Documents that there is any defects and unable to obtain the related ownership certificates, each of the Parties consents to make the handover with its current status. However, the Sellers will provide the Purchaser any necessary assistance in proceeding with the related titles later, and the Purchaser shall bear the costs incurred.

(2)	The Sellers confirm that the documents (subject to Annex 7 hereto) in relation to Target Assets are transferred to the Purchaser in original form as genuine, accurate and complete, or in copy or duplicate form as true copies of the original. As for any incompleteness of any document due to any objective reasons, each of the Parties shall make friendly consultation.

(3)	Except for Article 10 of Annex 7 hereto or unless otherwise agreed by each of the Parties, all contracts in relation to Target Assets signed by the Sellers with any third parties shall in principle be transferred and renamed under the Purchaser (the “Renamed Contracts”). As for any Renamed Contracts, the threshold for division of relevant rights and obligations shall be as follows: the rights and obligations originally owned by the Sellers on or before the Completion Date shall be owned and borne by such Seller; and the rights and obligations originally owned by the Sellers under such Renamed Contracts after the Completion Date shall be fully owned and borne by the Purchaser. For any contracts that fail to obtain consents from any other parties of the contracts so that fail to be transferred by the Sellers to the Purchaser prior to the Completion Date (the “Non-renamed Contracts”), the Sellers shall own them on behalf of the Purchaser. Any and all rights or obligations, and gains or losses under such Non-renamed Contracts as of the Completion Date, except for those otherwise specified herein, shall be attributed to the Purchaser. The Purchaser shall indemnify the Sellers for any loss and/or additional expenditure suffered by such Sellers arising from holding such contracts, except for those caused by the Sellers.

(4)	As for any Cell Sites beyond the management and control of the Sellers, if determined by the Sellers and the Purchaser as a site impossible to enter, each of the Parties consents to :

i.	Hand over those Cell Sites in operation, and the Purchaser shall undertake maintenance work for such Cell Sites to the extent practicable, and make utmost endeavors to keep sound relationship with the owners of such Cell Sites.

ii.	not to hand over those that are not in operation as confirmed by both the Sellers and the Purchase.

4.6	The Sellers and Purchaser consent to perform in good faith and complete the Handover work subject to Annex 7 (Handover Plan). If any Party commits any deliberate, reckless, or grossly negligent conduct, and causes the Handover work or any related business suspended, such Party shall assume the corresponding liabilities.

5.	Pre-completion Undertakings

5.1	The Sellers undertake:

(1)	to provide all necessary conditions for the Purchaser to conduct stock-take on the Target Assets, and allow the Representatives of the Purchaser, upon receipt of reasonable notice, to enter the premises where the Target Assets are managed and in use, and furnish the Purchaser with all necessary information, materials and assistance; and

(2)	to the best knowledge of the Sellers, to notify and consult with the Purchaser of any matter that would have any material adverse change to the Target Assets, and/or demolition or relocation of any Cell Sites.

5.2	Except for the normal allowance of depreciation and amortization, wear and tear, rejection, recovery of receivables, repayment of debts and transfer of ongoing projects into fixed assets, without the written consents of the Purchaser, the Sellers will not dispose any Target Assets.

5.3	Unless otherwise agreed by each of the Parties, the Sellers undertake that, after the Completion Date, in relation to the Target Assets that are not yet handed over to the Purchaser, the aforementioned undertakings shall continue to apply.

6.	Arrangements for Transition Period

6.1	The Sellers and the Purchaser consent, in accordance with Annex 7 hereto, to complete and perform the relevant arrangements for the Transition Period.

7.	Joint Work Teams

7.1	The Sellers and the Purchaser consent to form Joint Work Teams, so as to ensure the stable operation and transition of the Target Assets.

8.	The Sellers’ Statements and Guarantees

8.1	As at the signature date of this Agreement and the Completion Date, except for the matters disclosed in the Transaction Documents or otherwise agreed by each of the Parties, each Seller severally but not jointly makes the following statements and guarantees to the Purchaser:

(1)	Its execution and performance of this Agreement:

i.	will not lead to any breach of any provision stipulated in its internal organizational documents and other related documents, or violation of any applicable laws, regulations or rules;

ii.	will not lead to any breach of any material contracts, agreements and licenses signed by such Seller or violation of any order, judgment or decree issued or published by any court, governmental or regulatory authority;

iii.	prior to the Completion Date, perform any necessary procedures required by any applicable law and/or any binding agreements and documents, except for those that has no material adverse impact on the Purchaser’s operation of the Target Assets.

(2)	All statements and guarantees as specified in Annex 8 hereto;

(3)	Since 1 January 2015, such Seller and its subsidiaries or branches shall, in principle, not construct on their own any infrastructure facilities, including telecommunications towers, and the indoor distribution systems for key sites of public transportation such as metros, railways, highways, airports, stations, and buildings inluding large stadiums, buildings owned by more than one owner designed for office and residential purposes, buildings used by governmental authorities or political parties and any other key premises.

(4)	Such Seller will complete its Handover as soon as possible according to the terms and conditions as specified herein.

(5)	Should any statement made by such Seller be proven false, omitted and/or misleading, and cause any loss and damages to the Purchaser, such Seller shall indemnify the Purchaser against any direct loss actually suffered.

8.2	Whereas Seller A will have multiple entities (Seller A1 to A10) to hold the shares of the Purchaser upon the completion of share issuance, for the purpose of unified management, Seller A undertakes that the shareholders’ rights and obligations in relation to the shares of the Purchaser held by such persons according to the terms and conditions herein shall be solely and uniformly exercised and performed by Seller A1. Seller A will make reasonable endeavors to transfer all shares of the Purchaser held by Seller A1’s subsidiaries to Seller A1 for the purpose of unified holding within 30 days after the completion of share issuance or prior to 31 December 2015.

9.	China Reform Corporation’s Statements and Guarantees

9.1	As at the signature date of this Agreement and the Completion Date, China Reform Corporation makes the following statements and guarantees:

(1)	China Reform Corporation is a company duly incorporated and legally existing under the applicable laws of China, and has been granted the sufficient power to execute this Agreement and perform any rights and obligations hereunder;

(2)	Its execution and performance of this Agreement:

i.	will not lead to any breach of any provision stipulated in its internal organizational documents and other related documents, or violation of any applicable laws, regulations or rules;

ii.	has performed/ will perform any necessary procedures required by any applicable law and/or any binding agreement and document, which has not led or will not lead to any breach of any significant contracts, agreements and licenses signed by China Reform Corporation or violation of any order, judgment or decree issued or published by any court, governmental or regulatory authority;

(3)	China Reform Corporation will pay the consideration for share subscription according to the terms and conditions as specified herein.

10.	The Purchaser’ Statements and Guarantees

10.1	As at the signature date of this Agreement and the Completion Date, the Purchaser makes the following statements and guarantees:

(1)	The Purchaser is a company duly incorporated and legally existing under the applicable laws of China, and has been granted the sufficient power to execute this Agreement and perform any rights and obligations hereunder;

(2)	Its execution and performance of this Agreement:

i.	will not lead to any breach of any provision stipulated in its internal organizational documents and other related documents, or violation of any applicable laws, regulations or rules;

ii.	has performed/ will perform any necessary procedures required by any applicable law and/or any binding agreement and document, which has not led or will not lead to any breach of any significant contracts, agreements and licenses signed by the Purchaser or violation of any order, judgment or decree issued or published by any court, governmental or regulatory authority;

(3)	The Purchaser will pay the Transaction Consideration and complete the Handover as soon as possible according to the terms and conditions as specified herein.

10.2	The Purchaser guarantees and undertakes that, subject to the requirements as stipulated by the applicable laws, regulations and rules, will comply with and implement all matters as expressly undertaken to China Communications Services Corporation Limited as at the date of its incorporation.

10.3	The Purchaser guarantees and undertakes that, in relation to any equipment rooms not accepted in the scope of Target Assets, if the Sellers furnish any of the equipment rooms to the Purchaser for use, the Purchaser will follow such Seller’s system on equipment room management. In case of any damages caused to such Seller arising from such use, the Purchaser will make corresponding indemnification.

11.	Default Liabilities

11.1	Any of the following conducts committed by any Party, which lead to failure in the completion of handover, or payment of Transaction Consideration or consideration for share subscription, shall constitute an event of Default: (i) any statement and/or guarantee made herein by such Party is in material aspects ingenuine, inaccurate or incomplete, or (ii) any statement made by such Party is in material aspects false, omitted or misleading, or (iii) any breach by such Party of any undertakings made herein by such Party, or (iv) any breach by such Party of any provision herein.

11.2	Unless otherwise agreed by each of the Parties, the Breaching Party or Parties shall indemnify such Observing Party or Parties against any direct loss actually suffered by the Observing Party or Parties (that is, excluding any actual or anticipated indirect or contingent loss). For the avoidance of any doubt, in relation to the Asset Transfer, the Observing Party or Parties and Breaching Party or Parties shall only be applicable to the Sellers and the Purchaser; and in relation to the Investment Invitation, the Observing Party or Parties and Breaching Party or Parties shall only be applicable to China Reform Corporation and the Purchaser.

11.3	Should the Purchaser fail to pay any part of the Transaction Consideration or any interest related in accordance with Article 2.5 herein, as of the first day from the payment date as specified in written notice given by any of the Sellers, for each one day of overdue payment, the Purchaser will pay such Seller an overdue penalty on the overdue unpaid amount subject to the standard 6-month loan prime rate (LPR) as published by the People’s Bank of China.

11.4	If any of the Sellers is, after the signature date of this Agreement, aware of any event that may lead to any falseness, inaccuracy or misleading of any statements, guarantees and undertakings in any material aspect affecting the financial or operational status of the Target Assets, such Seller will make its utmost endeavors to notify the Purchaser in writing within a reasonable period.

11.5	As for any event of Default hereunder, the Parties shall make friendly consultation with each other and file with their respective headquarters for unified handling.

11.6	As for the liabilities hereunder arising from any event of Default to be assumed by the Breaching Party or Parties, the damages to be indemnified shall be in total less than 30% of the Transaction Consideration as agreed in Article 2 herein, or 10% of the Consideration for Share Subscription by China Reform Corporation (solely applicable to any Default arising between China Reform Corporation and the Purchaser), and the threshold for assuming such indemnity liability shall be RMB 1,000,000; AND the Observing Party or Parties shall lodge its or their claims in writing with the Breaching Party or Parties within 90 days after such Party or Parties is/ are aware of such event of Default, otherwise, the Breaching Party will no longer assume any liability in relation to such event of Default. Upon expiry of 24 months after the Completion Date, no Party will assume any default liabilities arising from its breaching of any statements and guarantees hereunder made by such Party, except for those as for which the Observing Party or Parties has lodged claims with such Breaching Party. For the avoidance of doubt, no payment liability to be assumed by the Purchaser to the Sellers may be exempted or limited by any provision in this Article 11 herein.

12.	Any Third Party Claims

12.1	As for any disputes or controversies that occur on or after the Completion Date or upon Handover but arise from any actions or facts on the Target Assets before the Completion Date, if the Purchaser is aware of any claims, lawsuits or potential claims made by any Third Party (“Any Third Party Claims”) that the Sellers shall undertake in accordance with this Agreement, the Purchaser will notify the Sellers.

12.2	As for any disputes or controversies arising from any actions or facts that occur after the Completion Date, if any of the Sellers is aware of Any Third Party Claims that the Purchaser shall undertake in accordance with this Agreement, such Seller will notify the Purchaser.

12.3	Unless otherwise agreed herein:

(1)	Any Party who is aware of Any Third Party Claims will notify the other party within 15 working days after the receipt of such Claims, and permit such other party and its Representatives to acquire any reasonable documents and assistance. The other party will make written response within 15 working days upon the receipt of such notice.

(2)	Without prior written consent from the other party, the Parties shall not admit any liability or make any agreements or pursue any compromise, or reach any other arrangements creating obligations or liabilities upon the other parties, in relation to any third party claims.

(3)	Subject to any indemnity against any actual fees therefrom:

i.	any and all actions reasonably required by the Other Party will be taken, so as to avoid, reject or object to any and all Third Party Claims, or in relation to any and all Third Party Claims, to appeal, settle or defense;

ii.	to the extent permitted by the applicable laws, the Other Party (if it selects so) is permitted to undertake all legal proceedings and/or negotiations incurred by any and all Third Party Claims; and

iii.	in relation to preparation for and conduct of any legal proceedings and/or negotiations in relation to any and all Third Party Claims, furnish the Other Party with any necessary documents and assistance (if necessary) as reasonably required by such Other Party.

12.4	The Sellers will indemnify, and hold the Purchaser harmless from, any loss, liability, judgment and/or expense suffered or incurred by the Purchaser where any actual or potential dispute, claim or lawsuit involving the Target Assets exists or occurs on or before the Completion Date, or occurs after the Completion Date but arises from the Target Assets on or before the Completion Date.

13.	Announcement

13.1	Without prior consents from the Other Party (which shall not be rejected or delayed without reason), none of the Parties (or any of their Affiliates) will publish any Announcement or send any circular on the existence or subject matter of this Agreement(or any other Transaction Documents).

13.2	If a Notice, Announcement or circular is required by law or competent stock exchange or any regulatory or other supervising authorities (no matter whether such requirements are legally binding) to be published, the limitation as stipulated in Article 13.1 shall not apply. In such case, the Party publishing such Announcement or sending such circular shall make reasonable endeavors to notify and consult with the Other Party in advance as for the form, particulars and time of such Announcement or circular.

14.	Confidentiality

14.1	Any information furnished by the Party possessing such information (“Owner”) to the other party (“Recipient”) according to this Agreement, including, but not limited to, any information in relation to the Target Assets, or any information in relation to the terms of this Agreement and/or other Transaction Documents and relevant negotiations (hereinafter collectively referred to as the “Confidential Information”), shall only be used by the Recipient and its persons for the purpose of this Agreement. Unless otherwise specified herein, as for any Confidential Information furnished by the Owner, without written consents from such Owner, neither the Recipient nor any person of the Recipient who is aware of such Confidential Information shall directly or indirectly furnish, disclose or transfer to any third party in whatever way, or permit any third party to use, or rely on such Confidential Information to provide any third party with any opinion or suggestion. For the purpose of this Article, “Third Party” refers to as any individual, corporation, or any other entity, except for any Affiliate or Affiliates to the Parties.

14.2	Any information furnished or disclosed by the Owner to the Recipient may be disclosed by such Recipient to the employee or employees designated by such Recipient only for the purpose and to the extent necessary for implementation of this Agreement. However, prior to take all reasonable prevention steps, no Recipient may disclose any Confidential Information to its employee or employees, and such prevention steps may include, but not limited to, notifying such employee or employees the confidentiality of such information to be disclosed, and requiring such employee or employees to make confidentiality undertakings at least equivalent to the Confidentiality as specified herein, so as to prevent such employee or employees from use of such Confidential Information for personal interest or make any unauthorized disclosure to any Third Party. Any breach of such confidentiality obligation by any employee of the Recipient shall be deemed as a breach of such confidentiality obligation by such Recipient.

14.3	Where any lawyer, accountant, contractor, consultant or advisor retained by the Recipient needs to get the Confidential Information for the purpose of provision of professional assistance, the Recipient may disclose to such persons such requested Confidential Information; however, shall require such persons to sign confidentiality agreements or perform their confidentiality obligations pursuant to the applicable occupational moral standards.

14.4	If the Recipient is required by any competent governmental or regulatory authority or authorities to disclose any Confidential Information, the Recipient may, to the extent required by such authority or authorities, be exempted from any responsibility hereunder. However, provided that, (i) such Recipient shall forthwith notify the Owner in writing of the information required to be disclosed, so as to facilitate such Owner to take any necessary protection measures; and (ii) such Notice shall be given as much as possible prior to disclosure of such information; and (iii) such Recipient shall use commercial reasonable endeavors to ensure such information disclosed to be treated as confidential by such authority or authorities.

14.5	The confidentiality obligation herein shall be perpetual, surviving, effective and valid.

14.6	The confidentiality obligation herein shall not apply if the information disclosed:

(1)	is already in possession of the public at the time of disclosure by the Owner or becomes available to the public after disclosure by the Owner except those due to any negligence conducted by the Recipient or any of its employees, lawyers, accountants, contractors, consultants, advisors or other persons; or

(2)	is proven by written evidence or evidences that such information is already in possession of the Recipient at the time of disclosure by the Owner, and is not directly or indirectly sourced from the Owner; or

(3)	is proven by written evidence or evidences that such information is already disclosed by a Third Party to the Recipient, and such Third Party is imposed upon no confidentiality obligation and entitled to make such disclosure.

14.7	As at cancellation, rescission or termination of this Agreement, the Recipient shall forthwith cease to use and permit no Third Party to use the Confidential Information furnished by the Owner; and meanwhile, such Recipient shall, upon the written request made by such Owner, return to such Owner or delete or destroy any and all Confidential Information furnished by such Owner. And as for such information, no holding in whatever form may be permitted.

15.	Non-transferability

15.1	Unless made subject to this Agreement or written consents made by each of the Parties, no transfer, assign, mortgage, charge or otherwise disposal (together with this Article 15, collectively refer to as the “Transfer”) in relation to all or part of the rights under this Agreement, nor grant, creation or disposal of any of the rights, interests or obligations therein may be effected by any person. Any Transfer or attempt to Transfer inconsistent with this Article 15 shall be void and null.

16.	Further Guarantee

16.1	Each of the Parties shall respectively sign and execute (or cause to sign or execute) any other document required by the applicable laws or necessary for implementing this Agreement or keeping this Agreement in force.

16.2	Each of the Parties shall respectively procure its Affiliate or Affiliates to undertake all of the obligations expressly applicable to such Affiliate or Affiliates.

17.	Taxes and Expenses

17.1	Subject to Article 17.2 herein, and unless otherwise specified in this Agreement (or any other Transaction Documents), each of the Parties shall respectively according to law be responsible to assume the costs, expenses and other expenditures arising from the Transaction.

17.2	Each of the Parties shall, according to the applicable laws, regulations and national rules or determinations, undertake and pay any and all taxes and all charges imposed by any relevant governmental or regulatory authority or stock exchange.

17.3	In relation to the Transaction, unless specified by laws and regulations and otherwise agreed by the Parties, all expenses arising from Handover of the Target Assets shall be reasonably arranged by the Parties and resolved via consultation.

18.	Notice

18.1	Any notice in connection with this Agreement shall be written in Chinese and delivered in person or by fax, registered mail or express courier recognized by each of the Parties. Such notice shall become valid upon receipt and will be deemed as received: (a) if delivered in person or by registered mail or express courier, upon such delivery; or (b) if delivered by fax, upon transmission by the sending party and evidence showing receipt. In either case, if delivered beyond of working hours, such notice shall be deemed as received at the beginning of the working hours on the next Business Day.

18.2	For the purpose of Article 18.1, see Annex 6 hereto for details regarding the address, fax number and any other contact information of each of the Parties.

19.	Conflicts with Other Agreements

19.1	(In relation to the Parties to this Agreement, and in relation to any Affiliate of the Sellers and any Affiliate of the Purchaser) If there appears any conflict between any provision specified in this Agreement and any provision specified in any other agreements, the provision specified herein shall prevail. If there appears any conflict between any provision specified in any Annex to this Agreement and any provision specified in the articles of this Agreement, the provision specified in the articles of this Agreement shall prevail, unless: (a) any of such other agreements expressly specifies that it is superior to this Agreement in relevant aspects or for relevant purposes; and (b) the Sellers and the Purchaser are the parties to such other agreements, or have made other written arrangements showing such other agreements are superior to this Agreement in relevant aspects or for relevant purposes.

19.2	The Agreement and its Annexes consist of the entire legal documents for and in relation to the Transaction, which shall replace any and all prior oral discussions and written agreements on the Transaction made by the Parties, unless otherwise expressly specified in the Transaction Documents.

20.	Exemptions, Rights and Remedies

20.1	Unless otherwise expressly specified herein, no waiver to exercise, failure to exercise or delay in exercising by any Party of any of its rights, powers or remedies under this Agreement or any of the Transaction Documents shall operate as a waiver of such right, power or remedy, or prevent such Party from exercising at any later time such right, power or remedy, nor any single or partial exercise of any of such right, power or remedy shall preclude any further exercise of such right, power or remedy.

21.	Counterparts

21.1	The Agreement is written in Chinese and the original of this Agreement consists of 45 counterparts, each of the Parties shall hold one, and the remnants shall be filed with the competent governmental authority or authorities for approval and/or records purpose. Each of such counterparts shall be identically legally binding.

22.	Validity and Amendment

22.1	The Agreement shall come into force upon signature by the legal representatives or authorized representatives and seal with duly company seals by each of the Parties. Upon execution of this Agreement, any amendment to this Agreement (or any other Transaction Documents) must be made in written form and only becomes valid upon both signatures by the legal representatives or authorized representatives and seal with duly company seals by each of the Parties.

23.	Severability

23.1	The provisions specified in this Agreement and other Transaction Documents shall be severable. If any of such provisions in any aspect or for any purpose is held or becomes invalid, null, void or unenforceable by any law under any jurisdiction, then, such provision shall be in such aspect or for such purpose invalid, null, void or unenforceable. And each of the Parties shall make their reasonable endeavors to replace such provision by any valid and enforceable provision whose effect and expected effect are in such aspect or for such purpose similar as much as possible as such provision to be replaced.

24.	Governing Law and Arbitration

24.1	The Agreement shall be governed by, and construed and interpreted in accordance with, the applicable laws of China.

24.2	Each of the Parties shall endeavor to, through friendly consultation, resolve any dispute, controversy or claim arising from or in connection with this Agreement or its interpretation or performance (“Dispute”), and during such consultation process, any of the Parties concerned may request the competent regulatory authority or authorities to express its or their opinions. If no resolution is worked out via such consultation within 60 days upon forwarding of such Dispute by any Party or Parties to the Other Party or Parties, either such Party or Parties or such Other Party or Parties may file such Dispute for arbitration.

24.3	Such Dispute shall be filed with China International Economic and Trade Arbitration Commission (“CIETAC”) for a resolution via arbitration in accordance with the effective rules as at the time of arbitration. Such Dispute shall be awarded by an arbitration tribunal composed of three arbitrators. Such Parties shall each select one arbitrator and such two arbitrators shall appoint the third arbitrator. Should such two arbitrators fail to determine selection of such third arbitrator, such third arbitrator shall be appointed by CIETAC.

24.4	The arbitration proceedings shall be presided by CIETAC as a presiding institution; and unless otherwise agreed by each of the Parties, shall be conducted in Chinese. And the venue of such arbitration proceedings shall be Beijing.

24.5	Any award rendered according to such arbitration proceedings shall be final, conclusive and binding on each of the Parties, which may be enforced subject to its particulars.

24.6	The arbitration cost shall be paid by the losing party. Each of the Parties consents that if any Party needs to enforce any arbitration award by resorting to legal proceedings of any nature, the Party against whom such proceedings conduct shall pay all reasonable costs, expenditures and/or lawyers’ or attorneys’ fees.

24.7	During the arbitration proceedings, each of the Parties shall, in all other aspects, continue to perform this Agreement.

25.	Miscellaneous

25.1	Survival of Statements, Guarantees and Rights

Any statement, guarantee and undertaking made hereunder by any of the Sellers, shall, subject to its particulars, shall continue to be valid and effective upon signature of this Agreement and completion of the Transaction.

25.2	If any of the Target Assets bears any trademark or logo owned by any of the Sellers, the use of such Target Asset by the Purchaser upon receipt of such Target Asset shall not be deemed as infringement on such Seller’s IPRs or goodwill, and the Purchaser is entitled to remove any of such trademark or logo upon notice to such Seller.

25.3	Force Majeure

In the event of any Force Majeure, the obligations hereunder to be undertaken by the Parties may be suspended during any delay period arising therefrom and automatically be postponed. The duration of such postponement shall be as long as that of such suspension. The Party suffering any adverse effect of such event of Force Majeure (“Affected Party”) shall, as soon as possible, notify each of the Other Parties in writing and furnish such Other Parties within 15 days with related valid certificates evidencing the occurrence of such Force Majeure event (including detailed time of occurrence). The Affected Party shall take all reasonable measures to minimize as soon as possible the consequence of such Force Majeure event. In occurrence of any Force Majeure event, the Parties shall forthwith consult with each other, work out a fair resolution and make their utmost endeavors to minimize the consequence of such Force Majeure event.

25.4	Affiliate Relations

(1)	Seller A2 to Seller A32 are the Subsidiaries of Seller A1. Seller A1 shall exercise and perform all rights and obligations herein to be entitled to Seller A on behalf of Seller A.

(2)	Seller B2 is one of Subsidiaries of Seller B1. Seller B1 shall exercise and perform all rights and obligations herein to be entitled to Seller B on behalf of Seller B.

(No text below)

China Mobile Communication Company Limited (chop)
Legal representative or authorized representative:

/s/ XUE Taohai

China United Network Communications Corporation Limited (chop)
Legal representative or authorized representative:

/s/ LI Fushen

China Telecom Corporation Limited (chop)
Legal representative or authorized representative:

/s/ YANG Xiaowei

China Reform Holdings Corporation Limited (chop)
Legal representative or authorized representative:

/s/ MO Dewang

China Tower Corporation Limited (chop)
Legal representative or authorized representative:

/s/ TONG Jilu

Annex 1: The Parties to this Agreement

The Parties to this Agreement are listed as follows:

Seller A:

Seller A1: China Mobile Communication Company Limited (CMC, Seller A1), a limited company incorporated under the applicable laws of China, with itsregistered office at No. 29, Financial Street, Xicheng District, Beijing, and its Legal Representative Shang Bing;

Seller A2: China Mobile Group Jiangsu Company Limited, a limited company incorporated under the applicable laws of China, with its registered office at No. 59, Huju Road, Nanjing, Jiangsu province, and its Legal Representative Wang Jian.

Seller A3: China Mobile Group Shandong Company Limited, a limited company incorporated under the applicable laws of China, with its registered office at No. 20569, Jingshi Road, Ji’nan city, and its Legal Representative Yan Yongqing.

Seller A4: China Mobile Group Guangdong Company Limited, a limited company incorporated under the applicable laws of China, with its registered office at Guangdong GSM Tower, No. 11, Zhujiang (W.) Road, Zhujiang New Town, Tianhe District, Guangzhou city, and its Legal Representative Zhong Tianhua.

Seller A5: China Mobile Group Henan Company Limited, a limited company incorporated under the applicable laws of China, with its registered office at No. 48, Jingsan Road, Zhengzhou city, and its Legal Representative Wei Ming.

Seller A6: China Mobile Group Zhejiang Company Limited, a limited company incorporated under the applicable laws of China, with its registered office at No. 19, Jiefang Road (E.), Hangzhou city, and its Legal Representative Zheng Jie.

Seller A7: China Mobile Group Anhui Company Limited, a limited company incorporated under the applicable laws of China, with its registered office at No. 609, Huangshan Road, Hefei, Anhui province, and its Legal Representative Yang Jianyu.

Seller A8: China Mobile Group Hebei Company Limited, a limited company incorporated under the applicable laws of China, with its registered office at No. 136, Dongfeng Road, Shijiazhuang, Heibei province, and its Legal Representative Li Liangui.

Seller A9: China Mobile Group Hunan Company Limited, a limited company incorporated under the applicable laws of China, with its registered office at No. 446, Section 3, Furong Road (M.), Tianxin District, Changsha city, and its Legal Representative Zhou Chengyang.

Seller A10: China Mobile Group Hubei Company Limited, a limited company incorporated under the applicable laws of China, with its registered office at No. 66, Changqing 3 Road, Jianghan District, Wuhan city, and its Legal Representative Guo Yonghong.

Seller A11: China Mobile Group Sichuan Company Limited, a limited company incorporated under the applicable laws of China, with its registered office at No. 10, Gaopeng Avenue, Hi-tech Zone, Chengdu city, and its Legal Representative Jian Qin.

Seller A12: China Mobile Group Liaoning Company Limited, a limited company incorporated under the applicable laws of China, with its registered office at No. 6, Xinlong Street, Hunnan New Zone, Shenyang city, and its Legal Representative Chen Li.

Seller A13: China Mobile Group Yunnan Company Limited, a limited company incorporated under the applicable laws of China, with its registered office at China Mobile Tower, Guangfu Road Mid-section, Kunming, Yunnan province, and its Legal Representative Ma Kui.

Seller A14: China Mobile Group Jiangxi Company Limited, a limited company incorporated under the applicable laws of China, with its registered office at No.58, Zi’an Road, Xihu District, Nanchang, Jiangxi province, and its Legal Representative Li Feng.

Seller A15: China Mobile Group Shaanxi Company Limited, a limited company incorporated under the applicable laws of China, with its registered office at No.29, Jinye 1 Road, Hi-tech Zone, Xi’an city, and its Legal Representative Zhao Dachun.

Seller A16: China Mobile Group Shanxi Company Limited, a limited company incorporated under the applicable laws of China, with its registered office at Block A, China Mobile Tower, Wuluo Street, ETDZ, Taiyuan city, and its Legal Representative Miao Jianzhong.

Seller A17: China Mobile Group Heilongjiang Company Limited, a limited company incorporated under the applicable laws of China, with its registered office at No.168, Xinwan Road, Songbei District, Harbin, Heilongjiang province, and its Legal Representative Zhang Hongsen.

Seller A18: China Mobile Group Inner Mongolia Company Limited, a limited company incorporated under the applicable laws of China, with its registered office at No.2, Xinhua (E.) Street, Saihan District, Hohhot city, Inner Mongolia Autonomous Region, and its Legal Representative Hong Xiaoqin.

Seller A19: China Mobile Group Guangxi Company Limited, a limited company incorporated under the applicable laws of China, with its registered office at No.117, Minzu Avenue, Qingxiu District, Nanning city, Guangxi, and its Legal Representative Gu Xiong.

Seller A20: China Mobile Group Gansu Company Limited, a limited company incorporated under the applicable laws of China, with its registered office at No.666, Beibinhe (W.) Road, Anning District, Lanzhou city, Gansu province, and its Legal Representative Lu Zhihong.

Seller A21: China Mobile Group Fujian Company Limited, a limited company incorporated under the applicable laws of China, with its registered office at No.140, Hudong Road, Fuzhou city, Fujian province, and its Legal Representative Huang Liwei.

Seller A22: China Mobile Group Xinjiang Company Limited, a limited company incorporated under the applicable laws of China, with its registered office at No.118, Nanhu (N.) Road, Shuimogou District, Urumqi city, Xinjiang, and its Legal Representative Liu Jian.

Seller A23: China Mobile Group Jilin Company Limited, a limited company incorporated under the applicable laws of China, with its registered office at No.2899, Jiefang Avenue, Changchun city, and its Legal Representative Tian Limin.

Seller A24: China Mobile Group Guizhou Company Limited, a limited company incorporated under the applicable laws of China, with its registered office at No.19,Beijing Road, Guiyang city, Guizhou province, and its Legal Representative Mi Dawei.

Seller A25: China Mobile Group Shanghai Company Limited, a limited company incorporated under the applicable laws of China, with its registered officeat No.200, Changshou Road, Putuo District, Shanghai city, and its Legal Representative Xu Da.

Seller A26: China Mobile Group Hainan Company Limited, a limited company incorporated under the applicable laws of China, with its registered office at No.88, Jinlong Road, Jinmao District, Haikou city , Hainan province, and its Legal Representative Lu Bing.

Seller A27: China Mobile Group Ningxia Company Limited, a limited company incorporated under the applicable laws of China, with its registered office at No.217, Xinchang (E.) Road, Jinfeng District, Yinchuan city, Ningxia, and its Legal Representative Peng Xiaochuan.

Seller A28: China Mobile Group Chongqing Company Limited, a limited company incorporated under the applicable laws of China, with its registered office at No.2, Xingguang 3 Road, Yubei District, Chongqing city, and its Legal Representative Qin Dabin.

Seller A29: China Mobile Group Tibet Company Limited, a limited company incorporated under the applicable laws of China, with its registered office at No.84, Jinzhu (M.) Road, Lahsa city, and its Legal Representative Zhuo Feng.

Seller A30: China Mobile Group Qinghai Company Limited, a limited company incorporated under the applicable laws of China, with its registered office at No.48, Kunlun Road (E.), Xining, Qinghai province, and its Legal Representative Xia Bing.

Seller A31: China Mobile Group Tianjin Company Limited, a limited company incorporated under the applicable laws of China, with its registered office at No.64, M Zone,Tianjin FTZ, Tianjin city, and its Legal Representative Yan Jiang.

Seller A32: China Mobile Group Beijing Company Limited, a limited company incorporated under the applicable laws of China, with its registered office at No.7, Dongzhimen Nanda Street, Dongcheng District, Beijing city, and its Legal Representative Zhou Yi.

Seller A1 to Seller A32 collectively refer to as Seller A.

Seller B:

China United Network Communications Corporation Limited (CUCL, Seller B1), a limited company incorporated under the applicable laws of China, with its registered office at No. 21, Financial Street, Xicheng District, Beijing, and its Legal Representative Wang Xiaochu.

Unicom New Horizon Telecommunications Company Limited (New Horizon, Seller B2), a limited company incorporated under the applicable laws of China, with its registered office at No. 610, Office 3, No. 18, Jianguomen Neida Street, Dongcheng District, Beijing, and its Legal Representative Shen Hongbo.

Seller B1 and Seller B2 collectively refer to as Seller B.

Seller C:

China Telecom Corporation Limited (China Telecom, Seller C), a company limited by shares incorporated under the applicable laws of China, with its registered office at No. 31, Financial Street, Xicheng District, Beijing.

Seller A, Seller B and Seller C collectively refer to as the Sellers.

China Reform Corporation:

China Reform Holdings Corporation Limited, a limited company incorporated under the applicable laws of China, with its registered office at 6/F, Boxing Building, No. 9, Fuxing Road, Haidian District, Beijing, and its Legal Representative Liu Dongsheng.

Purchaser/Issuer:

China Tower Corporation Limited, a company limited by shares incorporated under the applicable laws of China, with its registered office at 19/F, No. 73, Fucheng Road, Haidian District, Beijing, PRC, and its Legal Representative Liu Aili.

Annex 2: Definitions and Interpretations

1.	Definitions. In this Agreement, the following words and expressions shall have the following meanings:

Confidential Information	:	In relation to the Purchaser’s obligations, refers to as any information received or held by China Tower (or any of its Representatives) that is in connection with the Sellers and Target Assets, or any information received or held prior to Completion that is in connection with the Target Assets; or in relation to the Sellers’ obligations, refers to as any information received or held by the Sellers (or any of their Representative) that is in connection with China Tower, or any information received or held prior to and after Completion that is in connection with the Target Assets; or any information in connection with the terms of this Agreement and other Transaction Documents and/or related negotiations.

The Agreement	:	This Agreement on Purchase of Existing Telecommunications Towers and Related Assets by Issuing Shares and Paying Cash Consideration.

Force Majeure	:	Any objective event that is unforeseeable, unavoidable or unovercomable, among which including any natural disasters such as earthquake, typhoon, floods, storms (subject to the information as published by the local governmental or climiate or other functional authority); fire, war, any governmental act, any change, enactment and reenactment of any law and any other event that directly impact performance of this Agreement or failure of performance subject to the agreed conditions.

Representative	:	In relation to any Party and/or its Affiliate or Affiliates, refers to as any of their respective directors, officers, employees, agents, consultants, accountants and advisors.

Third Party	:	For the purpose of this Agreement, refers to as any individual or entity other than the Sellers and the Purchaser.

Third Party Right	:	Any person’s any entitlement (including any purchase right, option right, preemptive right or conversion right) or any mortgage, charge, pledge, lien, transfer or any interest in security or any other security agreement or arrangement, or any agreement creating any of rights listed above.

Third Party Claim	:	See Article 12.1 of this Agreement.

China Telecom Group	:	China Telecom Corporation Limited.

Telecommunications Corporations and Operators	:	Infrastructure telecommunications service operators, including China Telecom Corporation Limited, China United Network Communications Corporation Limited, China Mobile Communications Company Limited and their respective Parents, Subsidiaries and other Affiliate or Affiliates; and for the purpose of this Agreement, only refers to as any telecommunications corporations holding telecommunication towers and related assets.

PESM	:	Power and Environment Supervision System, the electronic system making integrated monitoring over the power equipment and environment variables.

Liabilities	:	All liabilities, responsibilities and debts of whatever nature, no matter they are: (i) deriving from contract, law or other reasons, or (ii) currently existing or to be assumed in the future, or (iii) actual, contingent, determined or undetermined, or (iv) severable or joint; or (v) owed or incurred from capacity of a party or a guarantor.

Business Day	:	Any day except for Saturday, Sunday and other national public holidays announced by the competent government of China.

Share Consideration	:	See Article 2.5 of this Agreement.

Affiliate or Affiliates	:	In relation to any Party, refers to as any Subsidiary and Parent of such Party for the time being and/or any Subsidiary of any Parent.

Transition Period	:	The transition period as determined in Annex 7 to this Agreement. Unless otherwise stated, in this Agreement, the Transition Period shall be the transition period for the Transaction as determined in Annex 7 to this Agreement.

Mixed Equipment Room	:	An equipment room mainly equipped with MIDs (mobile Internet device) or hardlink devices.

Base Station (BS)	:	A wireless signal transmitter and receiver which serves as a bridge between all mobile users in a cell and connects mobile calls to the mobile switching center (MSC) within a certain wireless signal coverage, in general, consisting of transmitting system, power system, PESM; antenna feeder system, BTS master devices, and other auxiliary devices,

Reference Date	:	Any reference date stated in any of the Valuation Reports, in particular, 31 October 2014 and 31 March 2015.

Surviving Clauses	:	The following clauses of this Agreement: Article 13 (Announcement), Article 14 (Confidentiality), Article 15 (Non-transferability), Article 17 (Taxes and Expenses), Article 18 (Notice), Article 19 (Conflicts with Other Agreements), Article 20 (Exemptions, Rights and Remedies), Article 22 (Validity and Amendment), Article 23 (Severability), Article 24 (Governing Law and Arbitration) and this Annex 2 (Definitions and Interpretations).

Completion	:	The completion in relation to the Target Assets conducted according to Article 5 of this Agreement.

Completion Date	:	See Article 4.1 of this Agreement.

Handover	:	The handover of the Target Assets, related documents and contracts by the Sellers and the Purchaser according to Annex 7 of this Agreement.

Handover Plan	:	The detailed deployment and arrangement made by the Sellers and the Purchaser in relation to the Handover of the Target Assets as listed in Annex 7 of this Agreement.

Handover Day	:	See Article 4.3(2) of this Agreement.

Completion of Handover	:	Completion of handover of the Target Assets, related documents and contracts and maintenance work according to Annex 7 of this Agreement.

Transaction Consideration	:	See Article 2.2 of this Agreement.

Transaction Documents	:	The Agreement, Handover Plan, Target Assets List, Valuation Reports (including Appraised Assets - Breakdown), Closing Confirmation, Share Subscription Agreement and/ or other related documents.

Recipient	:	See Article 14.1 of this Agreement.

Joint Work Team	:	See Article 7 of this Agreement.

China Unicom Group	:	China United Network Communications Corporation Group Limited.

Purchaser, China Tower, or Tower Company	:	China Tower Corporation Limited.

Sellers	:	Each Seller as listed in Annex 1 hereto.

CIETAC	:	See Article 24.3 of this Agreement.

Parent	:	Any corporation, no matter directly possessing or indirectly possessing via any one or more intermediate corporations: (i) possessing majority voting right in another corporation, or (ii) being or becoming a shareholder of another corporation and possessing majority director appointment or removal right to the Board of Directors of such another corporation, or (iii) being or becoming a shareholder of another corporation and controlling majority voting right in such another corporation via any agreement with any other shareholders.

Target Assets	:	See Article 1.1 of this Agreement.

Target Assets List	:	The Target Assets List to be confirmed by the Sellers and the Purchaser via inventory check according to Article 1.2 of this Agreement. Any Target Assets List, specifying the Target Assets finally handed over, liabilities (if any), contract and maintenance work, will be an annex to the Closing Confirmation.

Assets as Inventory Surplus	:	Any newly-added target assets detected by the Sellers and the Purchaser upon onsite inventory check, and not recorded on the relevant Seller’s books.

WO Dispatch	:	A process driven by warning, planned or temporary matter and distributing work orders (WOs) to responsible persons by the system.

WO Dispatch System or WODS	:	The electronic system dispatching work orders (WOs) to relevant responsible persons.

Valuation Reports	:	The following valuation reports issued by China Enterprise Appraisals Co., Ltd.: (i) the Valuation Report on Telecommunications Tower-related Assets Owned by China Telecom’s Provincial Branches Involved in the Project of Subscribing Shares of China Tower Corporation Limited by China Telecom Corporation Limited (CEAVR No. (2015) 1286-2); (ii) the Valuation Report on Telecommunications Tower-related Assets Owned by China Unicom’s Provincial Branches and Unicom New Horizon Telecommunications Company Limited Involved in the Project of Subscribing Shares of China Tower Corporation Limited and Transferring Assets by China United Network Communications Corporation Limited (CEAVR No. (2015) 1286-4); and (iii) the Valuation Report on Telecommunications Tower-related Assets Owned by China Mobile’s 31 Provincial Subsidiaries Involved in the Project of Subscribing Shares of China Tower Corporation Limited and Transferring Assets by China Mobile Communications Company Limited (CEAVR No. (2015) 1286-6).

Appraised Assets	:	The existing telecommunication towers and related assets owned by the Sells as at the Reference Date for appraisal as recorded in the relevant Valuation Report - Breakdown.

Encumbrance	:	Any person’s any entitlement (including any right, purchase right, preemptive right or conversion right) or any mortgage, charge, pledge, lien, transfer, collateral on account or interest in any security, retention of title or any other security agreement or arrangement, or any agreement creating any of rights listed above.

RMB	:	Renminbi, the statutory currency of China.

Day	:	Unless otherwise specified particularly, refers to as a calendar day, however in any case, if the last day at expiry of the period agreed in this Agreement is a holiday, the next day following such holiday shall be the date at which the period expires. Unless otherwise specified particularly, prior to some day shall include such date and after some day shall exclude such date.

OM	:	Outsourced maintenance, for which, the maintainers shall complete the tasks in specific Cell Site in conformity with relevant requirements subject to the WO or upon request by the asset owner.

Taxes	:	Include: (a) any tax imposed on gross or net revenue, profit or gain; and (b) all of other taxes, imposts, charges, customs duties, import taxes, surcharges, and withholding tax, including any kind of taxes such as excise tax, property tax, VAT, sales tax, transfer tax, franchise tax and wage tax, and any national insurance or social security contribution, and any tax paid by any person on behalf of some person that cannot be paid by such some person and may or may become payable to such person, and all fines, penalties and interests imposed upon any tax listed above or any delay or incorrect tax return, no matter whether such taxes, imposts, charges, customs, import taxes, duties, surcharges, and withholding tax, fines, penalties and interests are directly or initially imposed upon such person or any other persons, or directly or initially attributable to such person or any other persons, and no matter whether any of such amount can be recovered from any of such persons.

Tower-like Assets	:	Devices used for the purpose of erecting telecommunication devices including antennas, which shall include such facilities as ground towers, floor towers, rising frames and holding poles (including decorative antennas, tower facilities equipped in any integrated Base Station (IBS) or super Base Station (SBS)

Owner	:	See Article 14.1 of this Agreement.

China Reform Corporation	:	China Reform Holdings Corporation Limited

Non-Transferred Contract	:	See Article 4.5 (3) of this Agreement.

Conditions Precedent	:	All of the Conditions Precedent stated in Article 3.1 of this Agreement, and a Condition Precedent refers to any one of such conditions.

Cash Consideration	:	See Article 2.5 of this Agreement.

New Target Assets	:	See Article 2.2 (3) of this Agreement.

China Mobile Group	:	China Mobile Communications Group Corporation.

Transferred Contract	:	See Article 4.5 (3) of this Agreement.

Transfer into Fixed Assets	:	Transfer of ongoing projects into fixed assets on the relevant Seller’s account after such projects are completed, accepted as qualified and put into use.

Cell Site	:	Short name of Cell site devices, including telecommunications towers, equipment room (including PESM) devices sited in the cell Base Station (BS).

Dispute	:	See Article 24.2 of this Agreement.

Supporting System	:	Any relevant system composed of Network management and monitoring system (NMMS) and WODS.

IPR (Intellectual Property Rights)	:	Patents, trademarks, service marks, company logos, trade names, domains, design rights, copyrights (including, but not limited to, computer software copyrights) and/or database rights, semiconductor circuit rights, utility models, rights of design, rights of invention, know-hows, and other IPRs (whether registered or not) and/or all rights or protection forms with identical or similar effects existed anywhere in the world, and “registered” includes registered and applied for registration.

China	:	China (only for the purpose of this Agreement, excluding Hong Kong SAR, Macau SAR and Taiwan).

China Telecom	:	China Telecom Corporation Limited.

CUCL	:	China United Network Communications Corporation Limited.

CMC	:	China Mobile Communications Company Limited.

Material Adverse Change	:	Any event incurring upon the Target Assets and/or relevant business: (i) individually, a loss of at least RMB 30, 000,000; or (ii) jointly, a loss of at least RMB 100, 000,000.

Material Defect	:	Any defect that adversely impacts upon the Purchaser’s successive legal title to the Target Assets or the Purchaser’s successive use right to relevant assets.

Subsidiary	:	Any corporation for which another corporation is its Parent.

Closing Confirmation	:	Any Closing Confirmation at municipal, provincial level as agreed in Article 4.4 of this Agreement and Article 6 of Annex 7 of this Agreement.

Comprehensive Service Agreement	:	The Comprehensive Service Agreement signed and executed by the Sellers and the Purchaser.

2.	Interpretations. In this Agreement, unless otherwise specified in context:

(1)	Each reference to “person” shall include any individual, firm, group, company (corporate or unincorporated), government, state or state governmental authority, any joint venture, association, partnership, board or employee representative organization (corporate or unincorporated);

(2)	In this Agreement, “the Sellers and the Purchaser” or “both of the Sellers and the Purchaser” shall be the Purchaser and the Sellers, “each of the Parties” shall be each of the Sellers, China Reform Corporation and the Purchaser;

(3)	Each reference to “provision” shall be a provision of this Agreement;

(4)	The headings are inserted for convenience only and shall not affect the construction of this Agreement;

(5)	Words denoting the singular number shall include the plural number and vice versa; and words denoting the masculine gender include the feminine and neuter genders;

(6)	For the purpose of reference of any amount in RMB, the amount expressed in other monetary shall be deemed as having been translated into RMB subject to the exchange rate as at the related date;

(7)	“include”, “including”, or “in particular” and other words or any expressions derived from any similar words shall be deemed as enumerating, which shall not consist of a limit to the meaning of the words before such expressions; and

(8)	Laws and regulations shall include, among others, laws, administrative regulations, administrative rules and local regulations. Unless otherwise expressly specified in this Agreement, any express reference to any enactment (including any enactment of any jurisdiction) shall include: (a) such laws, regulations as amended, revised, consolidated or restated, whether prior to or after the date of signature of this Agreement or according to any other enactment; (b) such laws and regulations as reenacted (amended or not); and/or (c) any auxiliary enactment (including rules) (whether prior to or after the date of signature of this Agreement) according to such laws and regulations referred in Subpragraph (a) or (b), unless any event stated in Subpragraphs (a) to (c) appears after the date of signature of this Agreement, and increases or changes the Purchaser’s or the Sellers’ responsibilities or liabilities under this Agreement.

3.	Annexes. The Annexes shall be an integral part of this Agreement.

4.	Conflict. Should there exist any conflict between Definitions of this Annex 2 and any provision herein or Definitions of any other Annex, in relation to interpretation of such provision or Annex, such provision or Definitions of such other Annex shall prevail.

Annex 3: Target Assets

According to Article 1 of this Agreement, the Target Assets refer to the existing telecommunication towers and related assets that are owned by the Sellers as at the Completion Date and the Sellers and the Purchaser consent to invest/transfer to the Purchaser.

1.	The Scope of the Target Assets

1.1	Telecommunications Towers

1.1.1	Those owned by any of the Sellers for the purpose of erecting telecommunication devices including antennas, which shall include such facilities as ground towers, floor towers, rising frames and holding poles (including decorative antennas, tower facilities equipped in any integrated Base Station (IBS) or super Base Station (SBS); and

1.1.2	Those rented by any of the Sellers from any Third Party (excluding those rented from or jointly built by and shared with other Telecommunications Corporations) and related lease agreement specifies expressly that the title to telecommunications towers and related assets belongs to such Seller, and such Seller has obtained such title.

1.2	Equipment Rooms

1.2.1	Equipment Rooms shall include relatively independent BS equipment rooms matching the telecommunications towers as listed in Article 1.1 herein (excluding any independent equipment room located in the Sellers’ own bureaus, sub-bureaus, comprehensive buildings and business offices), and equipment rooms for IBS and SBS.

1.2.2	The following equipment rooms are beyond the scope of Target Assets: (1) small equipment rooms matching the telecommunications towers as listed in Article 1.1 herein and located in the Sellers’ own bureaus or sub-bureaus (the Sellers’ own bureaus, sub-bureaus, comprehensive buildings and business offices); and (2) Mixed Equipment Rooms (equipment rooms mainly equipped with MIDs (mobile Internet device) or hardlink devices) matching the telecommunications towers as listed in Article 1.1 herein.

1.2.3	As for any Mixed Equipment Room matching the telecommunications towers beyond the investment scope, in general, a working area of around 20 m2 shall be preserved for the Purchaser to use without any additional charge to pay or paid within 3 years (as of the next day following the Completion Date) and with a rent charged by the related Sellers to the Purchaser after such 3 years based upon market quotation.

1.2.4	Any equipment room rented by any of the Sellers in conformity with Article 1.2.1 herein shall be changed into an equipment room rented by the Purchaser.

1.2.5	Any equipment room rented by any of the Sellers in conformity with Article 1.2.2 herein shall be disposed subject to Article 1.2.3 herein and not be changed into an equipment room rented by the Purchaser.

1.2.6	In relation to the Sellers’ own real estates as stated in Article 1.2.1, the title to such real estates shall be transferred to Purchaser; and in relation to the equipment rooms rented by any of the Sellers as stated in Article 1.2.4, the rights and obligations under related lease contracts shall be transferred to Purchaser.

1.2.7	Both the Sellers and the Purchaser consent that the number of the equipment rooms as agreed in Article 1.2.1 shall represent at least 70% of the total number of the equipment rooms matching the Sellers’ telecommunications towers, and such percentage shall be under the headquarter levent control in general.

1.3	Matching Devices

1.3.1	Matching Devices shall include power equipment, air-condition facilities, anti-thunder facilities, security equipment (including security monitoring and fire extinguishing equipment) matching the equipment rooms as agreed in Articles 1.2.1 and 1.2.4 herein, and external power introduction facilities and PESM front end gathering devices.

1.3.2	The transmission and platforms in relation to PESM shall fall beyond the scope of Target Assets.

1.4	Intangible Assets

1.4.1	Intangible Assets shall include the land use rights owned by the Sellers to the land on which the assets as stated in Articles 1.1 and 1.2.1 herein are annexed.

1.4.2	Any land rented by any of the Sellers in conformity with Article 1.4.1 herein shall be changed into a land rented by the Purchaser.

1.4.3	Intangible assets shall also include any document held by the Sellers in relation to the Target Assets as stated in Articles 1 herein.

1.4.4	The land (including floor area and the like) occupied by any of the assets as stated in Articles 1.1 and 1.2 herein shall be disposed in reference to this Article 1.4 herein.

1.5	Ongoing Projects and Project Materials

1.5.1	Ongoing Projects shall be those in relation to the Target Assets as stated in Articles 1.1 and 1.2.1 herein.

1.5.2	Project Materials shall be those in relation to the ongoing projects as stated in Article 1.5.1 herein.

1.6	Accounts Payable

1.6.1	Accounts Payable shall include rents payable for real estates and premises and others as listed in the Valuation Reports concerned, confirmed by Both the Sellers and the Purchaser, in relation to the Target Assets as stated in Articles 1.2.4 and 1.4.2 herein and attributable to a period after the Completion Date.

1.6.2	Accounts Payable shall also include cost payables in relation to the Target Assets and attributable to a period after the Completion Date.

1.6.3	Accounts payable in relation to fixed assets and ongoing projects shall be beyond the scope of Target Assets.

1.7	Long-term Deferred Expenses

1.7.1	Long-term Deferred Expenses shall be those in relation to the Target Assets as stated in Articles 1.2.4, 1.3.1 and 1.4.2 herein, including more than 1 year rents for real estates and premises, external power introduction expenses, fitment and improvement costs and the like.

1.8	Current Assets

1.8.1	Current Assets shall include other receivables in relation to the Target Assets as stated in Articles 1.1, 1.2, 1.3 and 1.4 herein, including electricity bill deposit receivables, securities or deposits for premise and real estate lease, property deposits and the like.

1.8.2	Current Assets shall include stocks in relation to the Target Assets as stated in Articles 1.1, 1.2, 1.3 and 1.4 herein, including designated apparatuses, special maintenance tools, special energy saving equipment, special consumables and the like.

1.8.3	Current Assets shall also include deferred expenses in relation to the Target Assets as stated in Articles 1.2.4 and 1.4.2 herein, including less than 1 year rents for real estates and premises and the like.

2.	Confirmation Mode of Target Assets

2.1	Upon consents from and by both the Sellers and the Purchaser, the Target Assets List may be reconciled. Both the Sellers and the Purchaser shall confirm the final closed Target Assets List by signing on the Closing Confirmation.

2.2	Assets and resources occupied by any of the Sellers that owned by any Third Party shall fall beyond the scope of asset transfer under the Transaction. However, to the extent applicable, if such Seller is entitled to any contract interest in such assets and resources, the rights and obligations shared by such Seller under such contract shall, upon the principles determined by both the Sellers and the Purchaser after consultation with each other, be transferred to the Purchaser subject to the mode as specified in Annex 6 of this Agreement.

3.	Liabilities

Except for Article 1.6, for the avoidance of any doubt, unless listed in the Valuation Reports concerned and confirmed by both the Sellers and the Purchaser in Closing Confirmation, any liabilities or payment obligations arising from any of the Target Assets on or before the Completion Date (no matter whether to be actually paid prior to the Completion Date or after the Completion Date) shall be solely undertaken by relevant Seller or Sellers and the Purchaser will assume no such liabilities or payment obligations in relation to the Target Assets. Unless otherwise agreed by both the Sellers and the Purchaser, as of the next day following the Completion Date, any liabilities or payment obligations in relation to the Target Assets shall be solely undertaken by the Purchaser.

Annex 4: The Breakdown of the Appraised Value of Target Assets of the Sellers

Monetary Unit: RMB 10 Thousand

SN	Seller	Appraised Value 1	Appraised Value 2	Total
		(Reference Date 31 October 2014)	(Reference Date 31 March 2015)
A1	China Mobile Communication Company Limited	—	—	—
A2	China Mobile Group Jiansu Company Limited	618,201.23	560,404.83	1,178,606.06
A3	China Mobile Group Shandong Company Limited	749,585.23	162,409.97	911,995.19
A4	China Mobile Group Guangdong Company Limited	497,832.80	309,469.27	807,302.07
A5	China Mobile Group Henan Company Limited	622,437.68	120,466.96	742,904.64
A6	China Mobile Group Zhejiang Company Limited	443,707.79	159,495.27	603,203.06
A7	China Mobile Group Anhui Company Limited	414,845.97	186,792.93	601,638.89
A8	China Mobile Group Hebei Company Limited	495,225.28	59,064.25	554,289.53
A9	China Mobile Group Hunan Company Limited	398,885.30	114,751.66	513,636.96
A10	China Mobile Group Hubei Company Limited	315,545.29	149,161.51	464,706.80
A11	China Mobile Group Sichuan Company Limited	289,940.25	136,376.80	426,317.05
A12	China Mobile Group Liaoning Company Limited	297,719.89	116,226.59	413,946.48
A13	China Mobile Group Yunnan Company Limited	244,194.53	162,018.87	406,213.40
A14	China Mobile Group Jiangxi Company Limited	346,233.33	47,601.39	393,834.73
A15	China Mobile Group Shaanxi Company Limited	281,490.59	86,170.50	367,661.09
A16	China Mobile Group Shanxi Company Limited	262,545.13	58,375.12	320,920.25
A17	China Mobile Group Heilongjiang Company Limited	248,879.12	54,636.18	303,515.30
A18	China Mobile Group Inner Mongolia Company Limited	252,616.84	47,541.64	300,158.48

SN	Seller	Appraised Value 1	Appraised Value 2	Total
		(Reference Date 31 October 2014)	(Reference Date 31 March 2015)
A19	China Mobile Group Guangxi Company Limited	238,868.98	52,682.01	291,550.99
A20	China Mobile Group Gansu Company Limited	221,394.34	49,099.27	270,493.61
A21	China Mobile Group Fujian Company Limited	165,760.45	83,057.18	248,817.63
A22	China Mobile Group Xinjiang Company Limited	157,911.11	64,314.89	222,226.00
A23	China Mobile Group Jilin Company Limited	158,168.31	37,009.95	195,178.27
A24	China Mobile Group Guizhou Company Limited	137,900.28	49,806.87	187,707.15
A25	China Mobile Group Shanghai Company Limited	138,991.05	42,031.70	181,022.76
A26	China Mobile Group Hainan Company Limited	86,001.53	37,827.88	123,829.42
A27	China Mobile Group Ningxia Company Limited	73,218.83	50,480.21	123,699.05
A28	China Mobile Group Chongqing Company Limited	89,687.50	32,873.62	122,561.12
A29	China Mobile Group Tibet Company Limited	72,645.15	19,409.44	92,054.59
A30	China Mobile Group Qinghai Company Limited	73,670.32	17,612.70	91,283.03
A31	China Mobile Group Tianjin Company Limited	68,924.13	19,309.03	88,233.17
A32	China Mobile Group Beijing Company Limited	66,431.38	20,689.52	87,120.91
B1	China United Network Communications Corporation Limited	4,979,850.39	1,329,365.58	6,309,215.97
B2	Unicom New Horizon Telecommunications Company Limited	8,796.28	461.86	9,258.14
C	China Telecom Corporation Limited	2,263,860.89	1,170,317.42	3,434,178.31

Annex 5: Share Subscription Agreement - Template

Share Subscription Agreement

(The Agreement is made and entered into by and between by the following Parties on the date of [    ], 2015 in Beijing.)

Issuer: China Tower Corporation Limited (“China Tower”)

Subscriber: [                    ]

Whereas, the Issuer and the Subscriber have executed the Agreement on Purchase of Existing Telecommunications Towers and Related Assets by Issuing Shares and Paying Cash Consideration on the date of 14 October 2015. According to such agreement and subject to the Closing particulars of telecommunications towers-related assets, the Issuer determines to issue [            ] shares in total at a value of RMB 1.00 per share, and the Subscriber is entitled to subscribe for [            ] shares.

1.	Price of Subscription Per Share

RMB 1.00 per share.

2.	Amount of Subscription and Numbers of Shares Subscribed

The Subscriber confirms to contribute an amount of RMB [            ] and subscribe for [            ] shares.

3.	Subscription Mode

The Subscriber consents to subscribe for the shares issued herein via [asset, cash], including asset of RMB [            ] and cash of RMB [            ].

4.	Payment Mode

The Subscriber shall, within [            ], complete the delivery of the assets contributed.

5.	Shareholder’s Rights and Obligations

The Subscriber shall, as of the date on which this Agreement comes into effect, be entitled to shareholder’s rights and obligated to shareholder’s obligations.

6.	Validity

The Agreement shall come into force as of the date of signature and seal by the Parties hereto.

(No text below)

(In Witness Thereof, the Parties hereto have executed this Share Subscription Agreement as of the date first above written.)

Issuer: China Tower Corporation Limited (Seal) Legal Representative:

Subscriber: [    ]

Legal Representative:

Annex 6: The Parties’ Bank A/C and Contact Information

1.	According to Article 2.7 of this Agreement, we hereby list the bank A/C information for each of the Parties to this Agreement as follows:

	(1)	Seller A’s A/C Information
		Account Name:	China Mobile Communications Company Limited
		Opening Bank:	ICBC Beijing Branch Chang’an Subbranch
		A/C No.:	0200003309221088855

	(2)	Seller B’s A/C Information
		Account Name:	China United Network Communications Corporation Limited
		Opening Bank:	ICBC Beijing Branch Chang’an Subbranch
		A/C No.:	0200003309221111116

	(3)	Seller C’s A/C Information
		Account Name:	China Telecom Corporation Limited
		Opening Bank:	ICBC Beijing Branch Chang’an Subbranch
		A/C No.:	0200003309221003474

	(4)	China Reform Corporation’s A/C Information
		Account Name:	China Reform Holdings Corporation Limited
		Opening Bank:	CCB Beijing Branch Yong’anli Subbranch
		A/C No.:	11001069700059666888

	(5)	Purchaser/Issuer’s A/C Information
		Account Name:	China Tower Corporation Limited
		Opening Bank:	CCB Beijing Branch Anhui Subbranch
		A/C No.:	11001018500059588888

2.	According to Article 8.2 of this Agreement, we hereby list the contact information for each of the Parties to this Agreement as follows:

	(1)	Seller A:	China Mobile Communications Company Limited
		Address:	No. 29, Financial Street, Xicheng District, Beijing PRC
		Fax:	010-66006424
		Addressee:	Han Fei

	(2)	Seller B:	China United Network Communications Corporation Limited
		Address:	No. 21, Financial Street, Xicheng District, Beijing PRC
		Fax:	010-66259614
		Addressee:	Bi Ye

	(3)	Seller C:	China Telecom Corporation Limited
		Address:	No. 31, Financial Street, Xicheng District, Beijing PRC
		Fax:	010-58501824
		Addressee:	Tan Zuduo

(4)	China Reform Corporation: China Reform Holdings Corporation Limited
	Address:	6th Floor, Boxing Building, No. 9, Fuxing Road, Haidian District, Beijing PRC
	Fax:	010-88656676
	Addressee:	Wang Zhixue

(5)	Purchaser:	China Tower Corporation Limited
	Address:	19th Floor, No. 73, Fucheng Road, Haidian District, Beijing PRC
	Addressee:	Wang Tianpeng

Annex 7: Handover Plan

According to this Agreement, the Sellers and the Purchaser (including their respective branches and subsidiaries at provincial and municipal levels, the same below) shall perform the Handover work subject to the Handover Plan herein. In addition, to realize the purpose of smooth Handover, both the Sellers and the Purchaser consent, in accordance with the relevant arrangements in relation to the Transaction, to further break down the Handover work plan, make unified deployment and closely cooperate with each other to complete the Handover work:

1.	Target

1.1	To ensure the Target Assets are with true information and clear title and completely handed over.

1.2	To ensure the maintenance business to realize state transition, the maintenance work to realize rapid undertaking and the Handover process to realize orderly conformity.

2.	Work Principles for Handover

2.1	Unify Asset Handover and Maintenance Handover. Both asset handover and maintenance handover shall take onsite signature of both the Sellers concerned and the Purchaser as watershed. Upon such signature, the maintenance work for the relevant assets shall be undertaken by the Purchaser, and documents and contracts in connection with the relevant assets shall be transferred concurrently together with such assets to the Purchaser.

2.2	Handover by station and verify forms with tangibles. Both the Sellers and the Purchaser will compare and verify the Inventory Telecommunications Tower Onsite Tangible Handover Form (See Schedule 1 hereto) with onsite tangibles; and accurately record any change, inventory surplus or loss, destroy or loss and other status information in relation to the assets, and last but not least, particulars in relation to business handover.

2.3	Realize stable engagement and ensure operation. The Handover work will, make full use of the original resources owned by the Sellers, ensure running quality of cell sites upon Handover is stable, the maintenance and business runs smoothly, and the operation during the Transition Period steadily, and guarantee the networking quality.

2.4	Both the Sellers and the Purchaser will, in the principle of good faith, properly dispose the disputes and controversy arising from the Handover work process, cooperate with each other and complete the Handover of the Target Assets.

3.	Organizational Arrangement for Handover

According to the needs of Handover work, both the Sellers and the Purchaser shall form Joint Work Teams at headquarter, provincial and municipal levels, which shall be in charge of the Target Asset Handover work fallen within their respective function scope.

4.	Preparation for Handover

4.1	Upon signature of this Agreement, for the purpose of Target Asset Handover, both the Sellers and the Purchaser consent to complete the following preparation work for Handover.

4.1.1	Preparation for Asset Handover

(1)	Both the Sellers and the Purchaser shall jointly organize handover training.

(2)	Both the Sellers and the Purchaser shall jointly fulfill the facilities needed by Handover, including tools, vehicles, handover forms, labels and the like.

(3)	The Purchaser shall import the Appraised Assets – Breakdown into the asset checkup system to generate initial Target Asset Lists, and prepare Inventory Telecommunications Tower Onsite Tangible Handover Forms as data base for onsite handover.

(4)	Both the Sellers and the Purchaser shall jointly consult and determine the detailed arrangement for the Handover work, including, but not limited to, time plan, route plan, implementation and other arrangements.

(5)	The Sellers will furnish the Purchaser with particulars regarding the New Target Assets as at the Completion Date in the form of second asset checkup “Telecommunications Towers-related Assets Checkup Valuation -Breakdown”.

4.1.2	Preparation for Maintenance Business Handover

(1)	The provincial and municipal branches and subsidiaries of the Sellers and the Purchaser shall fully communicate with each other, complete building of maintenance docking mechanisms, prepare maintenance handover plans, detail maintenance units, provide Supporting Systems, and carry forward current network pilot and other preparation work; and last not the least, reach agreement on maintenance work handover time, maintenance interface, maintenance handover organization, maintenance team retention, work order dispatch maintenance monitoring plan and the like.

(2)	In relation to maintenance interface, both the Sellers and the Purchaser consents to implement the relevant maintenance division interface as specified in the Comprehensive Service Agreement.

(3)	In relation to maintenance quality, both the Sellers and the Purchaser consents to implement the relevant requirements as specified in the Comprehensive Service Agreement, which, in general, shall be no lower than the existing maintenance level held by the Sellers.

(4)	Both the Sellers and the Purchaser consent that the Purchaser shall make PESM alteration on the inventory Cell Sites, and prior to completion of such alteration, the Purchaser shall rely on the Sellers’ NMMS or PESM and WODS to monitor work order dispatch, and provincial branches and subsidiaries of the Sellers and the Purchaser will consult with each other and determine the detailed maintenance plans.

(5)	The Sellers shall provide the Purchaser with PESM data for certain time buckets prior to the Completion Date, and provincial branches and subsidiaries of the Sellers and the Purchaser will consult with each other and determine the detailed time buckets.

(6)	The provincial branches and subsidiaries of the Sellers and the Purchaser shall jointly set up Cell Site Name Comparison Form during asset checkup stage for cell sites including name, serial number and matching with the Sellers’ NMMS or PESM.

(7)	In relation to emergency telecommucations support, the provincial branches and subsidiaries of the Sellers and the Purchaser shall jointly coordinate with each other and determine their respective functional division, coverage, standard, response plan, contact system and the like.

(8)	The provincial branches and subsidiaries of the Sellers and the Purchaser shall jointly coordinate with each other and determine their respective OM coordination, fault treatment (including electric power generation), information push, emergency support, Cell Site retention and the like.

(9)	The provincial branches and subsidiaries of the Sellers and the Purchaser shall jointly coordinate with each other and determine the detailed arrangement for property management, water and electricity bill handover.

(10)	The maintenance team shall be kept unchanged as much as possible. As for inventory Cell Sites, the Sellers shall furnish the Purchaser with maintenance mode lists, outsourced maintenance contract information, outsourced maintenance contracts and the latest one year records in relation to outsourced maintenance appraisal. The Purchaser shall consult with the original maintenance units upon outsourced maintenance matter and ensure stable transition of maintenance work.

4.1.3	Preparation for Supporting System

(1)	NMMS or PESM

As for inventory Cell Sites for which PESM is not built or needs to be altered, the Sellers and the Purchaser shall consult with each other and make building and alteration arrangements, and the Sellers shall provide necessary assistance for the Purchaser.

The Purchaser shall, prior to completion of PESM alteration and building for inventory Cell Sites, rely on the Sellers’ NMMS or PESM and WODS to monitor work order dispatch, and the Sellers shall provide necessary assistance for the Purchaser. The Sellers shall, subject to normal development of maintenance work and system security, authorize the Purchaser to use the relevant NMMS or PESM and WODS and the Purchaser may, in conformity with such Sellers’ authority, access and use such systems.

4.1.4	Preparation for Documentation Handover

(1)	Both the Sellers and the Purchaser shall jointly consult with each other and determine the detailed arrangement in relation to documentation and contract Handover.

(2)	The Sellers shall, in conformity with the requirements as stipulated in Article 9 herein, enumerate documentation lists item by item (see Schedule 2 hereto) and prepare relevant documentations.

5.	Implmentation of Handover

5.1	For the purpose of Handover, both the Sellers and the Purchaser consent:

5.1.1	Intensified Handover of Documents

(1)	Both the Sellers and the Purchaser shall, according to the plans as agreed and in conformity with the requirements as stipulated in Article 9 herein, intensifiedly handover relevant documentations.

(2)	Both the Sellers and the Purchaser shall jointly sort key documentations (power supply contracts, property lease contracts and outsourced maintenance contracts) by Cell Site.

(3)	In case that any of the Sellers fails to provide any documentation, the Sellers and the Purchaser shall record based upon the facts on the Existing Telecommunications Tower Documentation Handover Form (see Schedule 3 hereto).

(4)	Both the Sellers and the Purchaser consent to prioritize handover and sorting of key documentations, and to complete handover of other documentations at successive handover time.

5.1.2	Onsite Handover

(1)	In relation to Cell Sites corresponding to Equipment Rooms incorporated in the scope of Target Assets, onsite Handover shall be completed subject to the following flow:

According to the Existing Telecommunications Tower Documentation Handover Form, confirm whether the assets exist, check and verify the tangible information of the assets under handover, and supplementarily record Assets as Inventory Surplus. As for Assets as Inventory Surplus, take photos, record door lock type and completeness, take down KWH meter readouts, and handover access cards and keys. Both the Sellers and the Purchaser shall, upon confirmation on each record in the Existing Telecommunications Tower Onsite Tangible Handover Form, sign and confirm onsite. The Existing Telecommunications Tower Documentation Handover Form shall be in duplicate, both the Seller concerned and the Purchaser holding one. Upon such signature, the maintenance work for Target Assets located in such Cell Site shall be undertaken by the Purchaser.

(2)	In relation to Cell Sites corresponding to Equipment Rooms not incorporated in the scope of Target Assets, onsite Handover shall be completed subject to the following flow:

According to the Existing Telecommunications Tower Onsite Tangible Handover Form, confirm whether the tower-like assets exist, check and verify the tangible information of the tower-like assets under handover, and supplementarily record Assets as Inventory Surplus and stick resource labels. As for Assets as Inventory Surplus, take photos, record the position and area of the preserved region in the room, record whether there are entry and exit routes for antenna feeders, cables and external electric power, and whether it is convenient for persons and equipment to enter and exit. Both the Sellers and the Purchaser shall, upon confirmation on each record in the Existing Telecommunications Tower Onsite Tangible Handover Form, sign and confirm onsite. The Existing Telecommunications Tower Onsite Tangible Handover Form shall be in duplicate, both the Seller concerned and the Purchaser holding one. Upon such signature, the maintenance work for Target Assets located in such Cell Site shall be undertaken by the Purchaser.

(3)	Both the Sellers and the Purchaser shall, according to their respectively signed Existing Telecommunications Tower Onsite Tangible Handover Form, import the onsite handover results into the asset checkup system to collect inventory surplus or loss, information discrepancy, controversy, and other facts.

5.1.3	Miscellaneous

(1)	Both the Sellers and the Purchaser shall jointly coordinate with each other to complete transfer of water and electric power and property relationship transfer registration.

(2)	In relation to assets as for which only after title registration change formalities completed the transfer shall become valid, both the Sellers and the Purchaser shall jointly proceed title change registration, except for those as recognized by both the Sellers and the Purchaser: (i) that need no such formalities, or (ii) that it is difficult or impossible to transact such formalities.

(3)	In relation to any matter needing consent or confirmation by a Third Party, obtain such Third Party’s consents/ confirmation, or proceed contract transfer, except for Non-Transferred Contract held by any Seller on behalf of the Purchaser. If there is no written contract concluded by any Seller and any Third Party, however, there exists actual contract relationship, such Seller shall furnish the Purchaser with information of such Third Party, and assist the Purchaser to execute an agreement with such Third Party. See Article 10 herein for details regarding implementation.

(4)	The Sellers shall transfer to the Purchaser control right and use right of door access system.

(5)	Both the Sellers and the Purchaser consent to complete the core handover matter within the period as agreed in Article 4.4 of this Agreement, including handover of assets tangibles, maintenance work, electric power and property relationship, key documentations (power supply contracts, property lease contracts, and outsourced maintenance contracts) and confirmation of receivables and payables. As for the successive handover matters, including asset transfer registration, contract transfer, handover of other documentations, both the Sellers and the Purchaser shall, in Closing Confirmation, otherwise agree the period in which the handover shall be completed.

5.1.4	The aforementioned arrangements shall not prevent the Sellers and the Purchaser from making any other arrangement upon the Target Asset Handover on the basis of consultation.

6.	Handover Confirmation

6.1	Both the Sellers and the Purchaser shall confirm the final handed over Target Assets List by signing on the Closing Confirmation and state uncompleted Handover (asset, business, contract) in such List as basis for successive handover, and continue to complete the Handover in conformity with this Annex or any provision stated in the Closing Confirmation as agreed by the Sellers and the Purchaser.

6.2	Both the Sellers and the Purchaser will, subject to asset management level, arrange their respective provincial and municipal level branches or subsidiaries to confirm the Handover, and sign on the Closing Confirmation, and report to their respective headquarters level by level. The next higher level shall ensure the completeness of the Closing Confirmations reported by its next lower level.

7.	Successive Handover

7.1	As for the Target Assets, contracts and businesses stated in Closing Confirmation under successive handover, the provisions herein shall be followed.

7.2	Both the Sellers and the Purchaser consent:

(1)	According to the scope, plan, mode and time frame as mutually recognized by the Sellers and the Purchaser, to continue to proceed with the contract change or obtain consents from Third Party and the like.

(2)	According to the scope, plan, mode and time frame as mutually recognized by the Sellers and the Purchaser, to transact land use right, real estate title and other transfer registration formalities, and related title registration completion formalities.

(3)	Unless otherwise stated, the Sellers will assume and clear any and all asset-related expenses prior to the Completion Date, including, but not limited to, rents and maintenance costs. As for any expense uncleared prior to the Completion Date, if it shall be actually paid by the Purchaser, such Sellers will settle and refund relevant expenses to the Purchaser subject to the amount actually paid by the Purchaser.

8.	Modes and Standards for Target Asset Handover

8.1	Fixed Assets

8.1.1	Telecommunications Towers

Relying on the Existing Telecommunications Tower Onsite Tangible Handover Form, the Sellers’ delivery to the Purchaser and the Purchaser’s inventory check and signature on the Closing Confirmation (Unless otherwise stated, refers to the Closing Confirmation at headquarter level, the same below) shall be deemed as Completion of Handover.

8.1.2	Equipment Rooms

(1)	As for equipment rooms whose title may be transferred, the Sellers and the Purchaser shall confirm the final handed over Target Assets List by signing on the Closing Confirmation. Both the Sellers and the Purchaser shall jointly file with competent real estate administration authorities for change of title. The completion of formalities in relation to such title transfer shall be the symbol of Completion of Handover. The Handover shall be deemed as completed upon the changed title registering the Purchaser as its owner.

(2)	As for equipment rooms whose title is difficult or impossible to be transferred or that confirmed by the Sellers and the Purchaser as needing no transaction of title, the Sellers’ delivery to the Purchaser and the Purchaser’s inventory check and signature on the Closing Confirmation shall be deemed as Completion of Handover.

(3)	As for equipment rooms rented by any of the Sellers, such Seller and the Purchaser shall complete contract handover in conformity with Article 10 herein, and their signatures on the Closing Confirmation shall be deemed as Completion of Handover.

(4)	Any and all expenses in relation to title transfer registration shall be solely undertaken by the Purchaser.

(5)	As for any Mixed Equipment Room beyond the investment scope, in general, a working area of around 20 m2 shall be preserved for the Purchaser to use without any additional charge to pay or paid within 3 years and with a rent charged by the related Sellers from the Purchaser after such 3 years based upon market quotation.

8.2	Matching Devices

Relying on the Existing Telecommunications Tower Onsite Tangible Handover Form, the Sellers’ delivery to the Purchaser and the Purchaser’s inventory check and signature on the Closing Confirmation shall be deemed as Completion of Handover.

8.3	Land Use Right

(1)	As for land use right certificate that may be transacted, the Sellers and the Purchaser shall confirm the final handed over Target Assets List by signing on the Closing Confirmation. The completion of land use right certificate transfer formalities and delivery of such land use right certificate to the Purchaser shall be the symbol of Completion of Handover and shall be deemed as Completion of Handover.

(2)	If any of the Sellers has disclosed that there is any defect and it is difficult or impossible for such Seller to transact any related land use right transfer, the Sellers and the Purchaser consent to make Handover subject to the current status, and their signatures on the Closing Confirmation shall be deemed as Completion of Handover.

(3)	In case that it is impossible to transact land use right certificate temporarily or the land use right certificate is filed for issuance, the Sellers concerned shall successively transact land use right completion formalities and legal procedures and undertaken all expenses therefrom arising after the Completion Date, and provide necessary assistance to such Seller, including, but not limited to, furnishing necessary documentations for such filing.

(4)	As for land/premises rented by any of the Sellers, such Seller and the Purchaser shall complete contract handover in conformity with Article 10 herein, and their signatures on the Closing Confirmation shall be deemed as Completion of Handover.

(5)	The expenses in relation to land use right transfer registration shall be solely undertaken by the Purchaser.

8.4	Ongoing Projects and Project Materials

(1)	The Sellers shall, under the precondition that the project quality is ensured, as much as possible to complete completion settlement for ongoing projects prior to the Completion Date and transfer such projects into fixed assets (“Transfer into Fixed Assets”), and deliver such projects to the Purchase in the form of asset.

(2)	If any ongoing project cannot be transferred into fixed assets due to any special reason, the Sellers and the Purchaser shall recognize the value of such ongoing project as at Completion Date, and handover such project in the form of ongoing project. Both the Sellers and the Purchaser shall confirm the final handed over Target Assets List by signing on the Closing Confirmation, and such signature shall be deemed as Completion of Handover.

(3)	According to the Purchaser’s particular requirements, in relation to ongoing real estate, the filing entity of the construction land permits, land plan permits, project plan permits, project construction permits and other documentations filed with the competent local governmental authorities shall be changed from the Sellers concerned into the Purchaser. In need of performing any formalities by the Sellers and the Purchaser, they shall jointly coordinate with each other. All expenses in relation to such change shall be solely undertaken by the Purchaser.

8.5	Long-term Deferred Expenses

(1)	The completion of formalities in relation with contract change jointly with the Third Party or Parties thereto, onsite inventory check and signature and confirmation, and completion of owner change registered with power supply company (if necessary) shall be deemed as Completion of Handover.

(2)	As for any other long-term deferred expenses (equipment room decoration and alteration costs, rent for premises and real estates and the like.), relying on the Existing Telecommunications Tower Onsite Tangible Handover Form, the Sellers concerned shall provide booking basis, and completion of formalities in relation with contract change jointly with the Third Party or parties shall be deemed as Completion of Handover.

8.6	Current Assets

(1)	Other Receivables

The completion of formalities in relation with contract change jointly with the Third Party or Parties thereto, or the Sellers’ sending creditors’ right transfer notice to the obligators concerned shall be deemed as Completion of Handover.

(2)	Stocks

Relying on the Existing Telecommunications Tower Onsite Tangible Handover Form, the Sellers shall deliver to the Purchaser in tangible form. Both the Sellers and the Purchaser shall make inventory check confirm the final handed over Target Assets List by signing on the Closing Confirmation, and such signature shall be deemed as Completion of Handover.

(3)	Deferred Expenses

The relevant premise and real estate lease contracts shall be disposed subject to Article 10 herein. Both the Sellers and the Purchaser shall determine the balance of deferred expense, attributable period and attribution. Both the Sellers and the Purchaser shall sign on the Closing Confirmation, and such signature shall be Completion of Handover.

8.7	Liabilities

In relation to the liabilities transferred to the Purchaser, both the Sellers and the Purchaser shall complete change of contract jointly with the Third Party or Parties thereto and/or the Sellers concernedshall , as obligators, send debt transfer notice to the creditors concerned and obtain the consents from such creditors. Both the Sellers and the Purchaser shall confirm the final handed over Target Assets List by signing on the Closing Confirmation and such signature shall be deemed as Completion of Handover.

8.8	Miscellaneous

(1)	Unless otherwise specified in this Agreement, relying on the scope of Target Assets as stipulated in Annex 3 of this Agreement, as for any and all assets, documentations and contracts owned by any of the Sellers but not incorporated into the Existing Telecommunications Tower Onsite Tangible Handover Form or the scope of Appraised Assets, if both the Sellers and the Purchaser confirm they are within the scope of Target Assets under the Transaction, the Sellers shall deliver to the Purchaser in conformity with provisions herein, and confirm the final handed over Target Assets List by signing on the Closing Confirmation and such signature shall be deemed as Completion of Handover.

(2)	Relying on the scope of Target Assets as stipulated in Annex 3 of this Agreement, as for those incorporated into the Existing Telecommunications Tower Onsite Tangible Handover Form or the scope of Appraised Assets, if both the Sellers and the Purchaser confirm they are beyond the scope of Target Assets under the Transaction, both the Sellers and the Purchaser consents not to close.

(3)	The Sellers shall be obligatory to rescind any other encumbrance (if any).

9.	Mode and Standards for Documentation Handover

9.1	The following documentation held by the Sellers, if fallen within the scope of documentation under the Transaction, such Seller or Sells shall make reasonable endeavors to provide:

(1)	Telecommunications towers and related documentations: project files (including: designs, replies to design, contracts, construction drawings, final acceptance document, completion settlement reports), plan permits, construction permits and other relevant project documents; purchase contracts (if any) directly purchasing telecommunications towers, copies of purchase invoices; operation instruction, warranty certificate and service records, and other related documentation; environment acceptance documentation; and in relation to any leased telecommunications towers, also including any consent letter given by the relevant Third Party specifying that such Third Party consents to transfer title therein to the Purchaser or any agreement concluded by the Sellers concerned, the Purchaser and Third Party concerned specifying the title attribution of the telecommunication towers and related assets, rent payment certificate and the like.

(2)	Real estate asset-related documentations: in relation to real estates purchased, including real estate purchase contract (original), title certificate (copy), invoice (copy), etc.; in relation to real estates built by any of the Sellers, including title certificate (copy), land plan permits, project plan permits, project construction permits, completion acceptance documents and related project files (original) (including: designs, replies to design, contracts, construction drawings, final acceptance document, completion settlement reports and other related project documents); and real estate transfer registration-related documentation; and in relation to real estates rented, refer to Subpragraph (6).

(3)	Documentations in relation to electric power, battery, air-conditioning, firefighting, security and other equipment: purchase contracts (if any), copies of purchase invoices, operation instruction, warranty certificate and service records, and other related documentation.

(4)	Land use right-related documentations: state-owned land use right certificates (original), land transfer/ assignment contracts (original), competent governmental approval (original or copy) and the like., land asset change records and corresponding evidences; collective construction land use right certificates (original), land transfer/ assignment contracts (original), competent governmental approval (original), etc, land asset change records and corresponding evidences; land use right transfer registration-related documentations; and in relation to premises rented, refer to Subpragraph (6).

(5)	Ongoing project-related documentations: as at Completion Date, unpaid project fund forms (matching project image progress), project expenditure breakdowns, project management documents (according to the fact of particulars of such projects, including feasibility researches and replies to such researches, designs and replies to designs, contracts, incoming lists, image progress reports, initial acceptance documents, pilot running reports and the like.); financial documentations (e.g.: copies of invoices, initial settlement documentations and the like.); and other related documentations obtained upon friendly consultation between the Sellers and the Purchaser, including, but not limited to, environment impact appraisal reports, resources use replies, asset receipt forms, supervision reports, integration reports, hidden work concurrent check, equipment operation instructions, installation manuals, project check and acceptance criteria and the like.

(6)	Long-term deferred expense-related documentations: if related to real estates and lands, real estate lease contracts, land lease contracts/land occupation compensation contracts originals, rent/compensation-related invoices and/or receipts copies, real estate and land title/use right certificates copies, title certificates, owners’ confirmation letters consenting to relet or authorizing the lessor to rent or other documents guaranteeing the Purchaser’s rights (if such lessor is not an owner), lessor’s original handover lists and handover videos, lease holds delivery lists and the like.

(7)	Other receivable-related documentations: relevant contracts and/or agreements (original), invoices and/or receipts (original) and attachments, and change records and corresponding evidences for the period as of the Reference Date up to the Completion Date.

(8)	Stock-related documentations: purchase contracts, purchase invoices (copy), and entry/exit records confirmed by the Sellers and the Purchaser for the period as of the Completion Date up to the actual receipt date.

(9)	Deferred expense-related documentations: relevant contracts and/or agreements (original), invoices and/or receipts (original), and change records and corresponding evidences for the period as of the Reference Date up to the Completion Date; and in relation to real estates and land assets, refer to Subpragraph (6).

(10)	Liabilities-related documentations: relevant contracts and/or agreements (original), invoices and/or receipts (original), deposit receipts (copy) and change records and corresponding evidences for the period as of the Reference Date up to the Completion Date.

(11)	Contract-related documentations: contracts and agreements (original, e.g. electricity bill contracts, real estate lease contracts, premises lease contracts) not included in the aforementioned categories but in connection with the Target Assets.

(12)	Maintenance-related documentations: technical specifications, mobile Base Station (MBS) outsourced maintenance lists, mobile comprehensive outsourced maintenance lists, outsourced maintenance technical responses, outsourced maintenance management systems, BS blackout emergency management regulations, safe production management regulations and agreements, commitments to business integrity, appraisal system documents, BS maintenance service appraisal rules, BS maintenance service appraisal rules /outsourced maintenance, technical files, technical data, asset list, plans for standby and materials within 1 year prior to the Completion Date, outsourced maintenance unit appraisal records within such 1 year, asset maintenance documentations, resource occupation ledgers, maintenance and patrol records, equipment maintenance contracts, maintenance contact ledgers, maintenance records, patrol records, updated and altered project materials, owner maintenance ledgers, rents, electric bill ledgers and the like.

(13)	Contracts or agreements involved in the aforementioned documentations shall include all annexes thereto, supplementary agreements, memos (original), letters of authorization, payment/receipt evidences, letters of consents obtained from the other party thereto in relation to the transaction therein, statement on contract implementation, and other documents and files regarding signature, performance, suspense and interpretation thereof.

9.2	The Sellers will provide documentation list for the Purchaser, and deliver the documentations to the Purchaser in its original form and/or copy form (including hard copy, electronic counterpart, or any other form), wherein, the land use right and real estate title shall be provided in original. Both the Sellers and the Purchaser shall make inventory check and confirm whether the documentations provided are correlated with the Cell Sites, and sign on the Closing Confirmation and such signature shall be deemed as Completion of Handover.

10.	Mode and Standards for Asset-related Contact Relationship Handover

10.1	General

(1)	Unless otherwise agreed, any and all contracts in relation to the Target Assets, if signed by any of the Sellers with any third party, shall in general be transferred to the name of the Purchaser (“Transferred Contract”), including, but not limited to, property lease contracts, land lease contracts, premises lease contracts, land requisition compensation agreements, outsourced maintenance agreements, maintenance and warranty agreements, special maintenance contracts, external power introduction contracts, power supply contracts, quality warranty contracts and the like, and any factual contract not signed by the other party that rights and obligations are performed pursuant to such contract.

(2)	In relation to the Transferred Contracts, the threshold for division of relevant rights and obligations shall be as follows: (i) any and all rights and obligations originally owned or assumed by such Seller shall be owned or assumed by such Seller on or before the Completion Date; and (ii) any and all rights and obligations originally owned or assumed by such Seller under such Transferred Contract shall be in full owned or assumed by the Purchaser.

(3)	Any contract duly transferred by such Seller to the name of the Purchaser prior to the Completion Date without consents by and from the other parties concerned for any time or number reasons shall be a non-transferred contract (“Non-Transferred Contract”) and shall be held by such Seller on behalf of the Purchaser.

10.2	Transferred Contract Handover

(1)	In relation to any Transferred Contract, the following procedures shall be performed:

i.	Such Seller and the Purchaser shall take relevant actions to procure any other party or parties thereto to consent that the Purchaser will, as of the Completion Date, replace such Seller to be a party to such Transferred Contract, and to effect such replacement, such other party or parties shall sign an alteration agreement with such Seller and the Purchaser or issue a letter of consent to such Seller and the Purchaser.

ii.	In relation to any contract whose term has expired, or will terminate prior to the Completion Date, such Seller consents, to the extent practical, reasonable and necessary, to take necessary actions to extend such contract till the Completion Date or any reasonable time point thereafter. If a contract is extended till the Completion Date, such Seller shall furnish the Purchaser with the information in relation to the other party or parties thereto, assist the Purchaser to execute any relevant agreements; while if a contract is extended till any reasonable time point after the Completion Date, such Seller shall, in conformity with the provisions regarding Transferred Contract herein, as soon as possible, complete the Handover. Any and all expenses arising from such extension shall, if attributable to the period after the Completion Date, solely be undertaken by the Purchaser.

(2)	In relation to any Non-Transferred Contract, the Sellers concerned shall first hold on behalf of the Purchaser, and the Sellers and the Purchaser consent to follow the following special covenants:

i.	Any and all rights, obligations, gains or losses held by or suffered by such Seller under such Non-Transferred Contract as of the Completion Date, except for those otherwise specified in this Agreement, shall be attributed to the Purchaser. Any interest received or held by such Seller under such Non-Transferred Contract shall be attributed to the Purchaser.

ii.	After the Completion Date, such Seller will, subject to the Purchaser’s requirements, exercise and perform the rights and obligations under the Non-Transferred Contract. Unless otherwise required by the Purchaser, such Seller shall not amend any provision therein or terminate any Non-Transferred Contract.

iii.	If Purchaser’s rights under any Non-Transferred Contract shall be implemented or enforced (including via lawsuit, arbitration or other necessary action) in the name of such Seller, such Seller shall, in its own name, assist the Purchaser to implement or enforce such rights.

iv.	Such Sellers and the Purchaser will, within the period agreed otherwise by such Seller and the Purchaser, make its utmost reasonable endeavors to complete transfer formalities and/or obtain a letter of consents from the other party or parties thereto.

v.	The Purchaser shall indemnify such Seller against any and all expenses actually incurred and arising from such Seller’s performance of the obligations as stipulated Subpragraphs (i) to (iv) herein, except for those led by the Seller.

10.3	Special Rules on Lease Contracts

(1)	In relation to any contract that will expire within 1 year after the Completion Date, the Sellers concerned may temporarily first hold on behalf of the Purchaser. Upon expiration, the Purchaser may directly sign an agreement with the Third Party or Parties thereto.

(2)	If both the Sellers and the Purchaser consent not to transfer to the name of the Purchaser, or the Third Party or Parties thereto object to such transfer, or any other reason leads to failure of such transfer, or the Third Party or Parties thereto increases greatly causing the lease cost increased remarkably, both the Sellers and the Purchaser consent that such contract shall be held by such Sellers on behalf of the Purchaser till expiration thereof. Prior to such expiration, the Purchaser may resign a contract with the Third Party or Parties thereto.

(3)	The Sellers will notify and make reasonable endeavors to coordinate with the lessors to engage in Handover of the real estates leased.

10.4	Miscellaneous

For the avoidance of doubt, any aforementioned arrangement shall not prevent the Sellers and the Purchaser from making any other arrangement upon the Handover of Target Asset-related contract relationships on the basis of consultation.

11.	Special Rules on Sellers’ Asset Handover

11.1	IPR Use

Any IPR use (if any) attached to the Target Assets shall be handed over in conformity with the aforementioned modes and procedures regarding contracts.

11.2	Assistance from Seller’s Affiliate or Affiliates and Third Party

If any Seller or its Affiliate or Affiliates or any Third Party is involved in any Target Asset-related contract, such Seller will arrange all of the persons involved or their joint representatives to transact unitedly the handover procedures.

12.	Special Covenants for Post-HandoverTransition Period

12.1	Transition Period

In relation to a single Cell Site, the Transition Period means the period commencing from the Handover Day and ending on the Completion Date, or commencing from the Completion Date and ending on the Handover Day; while in relation to the Transaction, the Transition Period means the period commencing from the Completion Date and ending on the date on which the Purchaser completes the newly building and alteration of the PESM for the existing telecommunications towers. The Purchaser plans to complete the newly building and alteration of the PESM for the existing telecommunications tower prior to 30 June 2016.

12.2	Special Covenants for Transition Period

For the purpose of stable handover and operation of Target Assets and normal running of businesses relying such Target Assets, in order to ensure service quality and avoid any material adverse impact upon the Sellers’ and the Purchaser’s existing production and operation order, the Sellers and the Purchaser consent to perform their respective responsibilities and obligations during the Transition Period. It is hereby agreed as follows:

(1)	Prior to the date on which the Purchaser completes the newly building and alteration of the PESM for the inventory Cell Sites, the Purchaser will utilize the Sellers’ existing monitoring and maintenance means to provide maintenance services. The Sellers consent that the Purchaser may, in conformity with such Sellers’ authority, access and use relevant NMMS, PESM, WODS systems and provide supports.

(2)	The provincial branches and subsidiaries of the Sellers and the Purchaser shall conform to the maintenance docking plans agreed upon mutual consultation and perform daily maintenance work. The Purchaser shall actively response to the maintenance demand put forward by any of the Sellers. In order to realize stable transition, the Sellers shall assist and support the Purchaser when the latter provides maintenance services.

Annex 7: Schedule 1 Existing Telecommunications Tower Onsite Tangible Handover Form

Existing Telecommunications Tower Onsite Tangible Handover Form

Operator Physical Cell Site SN				China Tower Physical Cell Site SN		Operator		Location
Appraised Assets - Breakdown	SN	Name of Asset	Operator Asset SN or Label No.	China Tower Asset SN	Unit	Qty.	Spec./ Type	Manufacturer	Status	Existing or not	Remarks
☐ Y ☐ N
☐ Y ☐ N
☐ Y ☐ N
☐ Y ☐ N
☐ Y ☐ N
New Target Assets - Breakdown	SN	Name of Asset	Operator Asset SN or Label No.	China Tower Asset SN	Unit	Qty.	Spec./ Type	Manufacturer	Status	Existing or not	Remarks
☐ Y ☐ N
☐ Y ☐ N
☐ Y ☐ N
☐ Y ☐ N
☐ Y ☐ N
Onsite Maintenance Records	KWH meter SN
Electricity meter closed at
	Keys to equipment rooms			☐ access cards ☐ general keys ☐ special keys ☐ property keys
	Are keys to equipment rooms handed over?			☐ Yes ☐ No
	Is the preserved region satisfying?			☐ Yes ☐ No
	Power supply mode:			☐ transsupplied ☐ straight ☐ by owned transformer
Real estate contact (incl. Tel.):
Power supply contact (incl. Tel.):
Controversy records:

Operator:             China Tower:             Outsourced Maintenance Company:             Handover Date:

Annex 7: Schedule 2 Contract List - Template

SN	Operator Signing Representative	Contract SN	Contract Name	The Other Party Signing Representative	Date of Start	Date of End	Contract Status	Progress Disposal (by Joint Work Team)	Held on behalf? (by Joint Work Team)

1

2

3

Annex 7: Schedule 3 Existing Telecommunications Tower Documentation Handover Form

Existing Telecommunications Tower Documentation Handover Form

Operator:		Filled by:		Filled on:

China Tower:		Received by:		Received on:

SN	Type	Name	Ref.	Holding means	Remarks

1

2

3

4

5

6

7

8

9

10

Schedule 3-2 Single Cell Site Breakdown

Existing Telecommunications Tower Documentation Handover Form - Single Cell Site Breakdown

Physical Cell Site SN	Real Estate Title Certificate (original)	Land Use Right Certificate (original)	Telecomm unications Towers Lease Contract	Real Estate Lease Contract	Land Lease Contract	Real Estate Purchase Contract (original)	Land Purchase Contract (original)	Joint Building Agreement & Settlement List	Outsourced Maintenance Agreement	Emery (electric bill) Contract	Telecomm unications Towers and Base Station (BS) Equipment Room Design Document and Completion Files	Purchase Contract for TTs, Switching Power Supply, Batteries, and Air- conditioning Equipment as of 1 Jan 2014	Others

Note: Unless otherwise stated specially, the documentation may be submitted in original, copy or scan copy forms.

Annex 8: the Sellers’ Statements and Guarantees

As at the signature date of this Agreement and Completion Date, except for those disclosed in writing in the Transaction Documents (including the Breakdown of the Appraised Assets disclosed by the Sellers) or those otherwise agreed by the Sellers and the Purchaser, in all material aspects or for all material purposes, the Sellers shall make the following statements and guarantees to the Purchaser:

1.	Documentation

1.1	The documentations provided to the Purchaser or its Representative and/or consultants in relation to the Target Assets are for all material purposes genuine, accurate and complete, free of any misleading, false statement and/or omission in all material aspects.

2.	Target Assets

2.1	Title or Ownership

(1)	In relation to the Target Assets whose title is transferred by the Sellers to the Purchaser, except for those disclosed in the Target Assets List or other Transaction Documents, Sellers (or its branches or Subsidiaries) have legal intact ownership and/or right of disposal upon such Target Assets.

(2)	In relation to the Target Assets purchased by the Purchaser according to this Agreement, unless otherwise agreed in this Agreement, the Purchaser will be entitled to, after the Closing, any and all rights stipulated by law that the owner and user of the Target Assets may be entitled subject to the original ownership status; and may transfer and/or dispose by law such assets and will not be limited by any detention, mortgage or any other encumbrance.

2.2	In relation to setup, survival and actual status of the Target Assets

(1)	The operation and management of the Sellers upon the Target Assets are in compliance with the applicable practices.

(2)	The applicable national laws, regulations, rules and policies are complied with; the national and industrial standards and criteria are followed. The Target Assets can be put into normal use, and are free from any Material Defect.

2.3	Change of Target Assets

(1)	The applicable national laws, regulations, rules and the Sellers’ internal management requirements are complied with; and there is no material adverse impact upon handover and operation of the Target Assets.

(2)	The Sellers carry out asset management and project construction as usual, and in case of material change upon the Target Assets (if any), will forthwith notify the Purchaser.

3.	IPRs

Except for those restricted by the IPR agreements signed by the Sellers, the operation of the Target Assets is free of any restriction, and has obtained all necessary IPR permits, which empowers the Purchaser to continue to use the Target Assets during the permit use period in the same mode permitted prior to the signature date of this Agreement.

4.	Asset-related Contracts

4.1	Contract relationship and business arrangement in relation to the Target Assets:

(1)	are in conformity with general principles of business, and concluded in normal business course based upon fair business terms.

(2)	are disposed in accordance with the principles or modes as stipulated in this Agreement, free of any material barrier.

5.	Compliance with Tax Administration and Other Laws

5.1	The Sellers comply with any and all applicable tax administration and other legal requirements. On or before the Completion Date, all taxes and other legal liabilities arising from the Target Assets shall be solely borne by the Sellers.

5.2	Any and all tax and other legal liabilities arising prior to the Completion Date, although delayed after the Completion Date shall also be solely borne by the Sellers.

6.	Legal Proceedings and Investigation

6.1	Legal Proceedings

(1)	To the best knowledge of the Sellers, except for any debt arising from the Seller’s collection in the normal business course, in relation to the Target Assets, there is no pending, threatened or outstanding material lawsuit, arbitration or administrative proceedings or any governmental or official significant investigation.

(2)	To the best knowledge of the Sellers, there is no potential event that may lead to the aforementioned proceedings, investigation or review.

6.2	Any and all material lawsuits, arbitration or administrative proceedings or any governmental or official significant investigations and other disputes and controversies in connection with the Target Assets, if arising on or before the Completion Date, the Sellers shall continue to dispose and assume all liabilities therefrom.